Exhibit 4

COMPOSITE SCHEME OF AMALGAMATION

AMONG

HDFC INVESTMENTS LIMITED

(Transferor Company 1)

AND

HDFC HOLDINGS LIMITED

(Transferor Company 2)

AND

HOUSING DEVELOPMENT FINANCE CORPORATION LIMITED

(Transferee Company / Amalgamating Company)

AND

HDFC BANK LIMITED

(Amalgamated Company)

AND

THEIR RESPECTIVE SHAREHOLDERS AND CREDITORS

UNDER SECTIONS 230 TO 232 AND OTHER APPLICABLE PROVISIONS OF THE COMPANIES ACT, 2013

PART A

GENERAL

1.	DESCRIPTION OF THE COMPANIES THAT ARE PARTIES TO THIS SCHEME

1.1    HDFC Investments Limited was incorporated on December 20, 1994 as HDFC Investments Limited with the Registrar of Companies, Mumbai (hereinafter referred to as the “Registrar of Companies”), as a public limited company, under the provisions of the Companies Act, 1956 (hereinafter referred to as the “1956 Act”) with corporate identification number U65990MH1994PLC083933 and having its registered office at Ramon House, H T Parekh Marg, 169, Backbay Reclamation, Churchgate, Mumbai – 400 020, Maharashtra, India (hereinafter referred to as the “Transferor Company 1”). The Transferor Company 1 is a wholly owned subsidiary of the Transferee Company (as defined hereinafter). As on March 31, 2022, the Transferor Company 1 holds 30,00,00,000 (Thirty Crore) equity shares of the face value of Re. 1/- of the Amalgamated Company (as defined hereinafter). The Transferor Company 1 is primarily engaged in the business of making investments in equity shares, preference shares, venture funds, mutual funds and other securities. The Transferor Company 1 is a Systemically Important Non-Deposit Taking Non-Banking Financial Company registered with the Reserve Bank of India (hereinafter referred to as the “RBI”).

1.2    HDFC Holdings Limited was incorporated on January 17, 2000 as HDFC Holdings Limited with the Registrar of Companies, as a public limited company, under the provisions of the 1956 Act with corporate identification number U65993MH2000PLC123680 and having its registered office at Ramon House, H T Parekh Marg, 169, Backbay Reclamation, Churchgate, Mumbai – 400 020, Maharashtra, India (hereinafter referred to as the “Transferor Company 2”). The Transferor Company 2 is a wholly owned subsidiary of the Transferee Company. As on March 31, 2022, the Transferor Company 2 holds 10,000 (Ten Thousand) equity shares of the face value of Re. 1/- of the Amalgamated Company. The Transferor Company 2 is primarily engaged in the business of making investments in equity shares, preference shares, venture funds, mutual funds and other securities. The Transferor Company 2 is a Systemically Important Non-Deposit Taking Non-Banking Financial Company registered with RBI.

1.3    Housing Development Finance Corporation Limited was incorporated on October 17, 1977 as Housing Development Finance Corporation Limited with the Registrar of Companies, as a public limited company, under the provisions of the 1956 Act with corporate identification number L70100MH1977PLC019916 and having its registered office at Ramon House, H T Parekh Marg, 169, Backbay Reclamation, Churchgate, Mumbai – 400 020, Maharashtra, India (hereinafter referred to as the “Transferee Company” or the “Amalgamating Company”). The Amalgamating Company is registered with the National Housing Bank (“NHB”) as a housing finance company. The Amalgamating Company is principally engaged in the business of providing finance to individuals, corporates and developers for the purchase, construction, development and repair of houses, apartment and commercial properties in India through its branches in India and overseas offices. The Amalgamating Company is a promoter of the Amalgamated Company and holds 86,46,15,834 (Eighty Six Crore Forty Six Lakh Fifteen Thousand Eight Hundred and Thirty Four) equity shares of the face value of Re. 1/- (Rupee One only) of the Amalgamated Company (as on March 31, 2022). The Amalgamating Company along with the Transferor Company 1 and the Transferor Company 2, as on March 31, 2022, holds approximately 21% (Twenty One per cent.) of the paid-up share capital of the Amalgamated Company. The equity shares of the Amalgamating Company are listed on BSE Limited (“BSE”) and National Stock Exchange of India Limited (“NSE”) (collectively hereinafter referred to as the “Stock Exchanges”). The Amalgamating Company’s Indian Rupee denominated bonds overseas are listed on the London Stock Exchanges’ regulated market. The secured debentures issued by the Amalgamating Company, from time to time, are listed on the Wholesale Debt Market segment of the Stock Exchanges. Further, the commercial papers issued by the Amalgamating Company are also listed on the Stock Exchanges. The warrants issued by the Amalgamating Company are also listed on the Stock Exchanges.

1.4    HDFC Bank Limited was incorporated on August 30, 1994 as HDFC Bank Limited with the Registrar of Companies, as a public limited company, under the provisions of the 1956 Act with corporate identification number L65920MH1994PLC080618 and having its registered office at HDFC Bank House, Senapati Bapat Marg, Lower Parel, Mumbai – 400 013, Maharashtra, India (hereinafter referred to as the “Amalgamated Company”). The Amalgamated Company is registered with the RBI as a banking company under the provisions of the Banking Regulation Act, 1949 (“BR Act”). The Amalgamated Company is engaged in the business of providing a range of banking and financial services including retail banking, wholesale banking and treasury operations. The equity shares of the Amalgamated Company are listed on the Stock Exchanges. The American Depositary Receipts (ADRs) issued in respect of the equity shares of the Amalgamated Company are listed on New York Stock Exchange. The Rupee Denominated Additional Tier I Bonds, Tier II Bonds, and Long Term Infrastructure Bonds issued by the Amalgamated Company are listed on the Stock Exchanges. Rupee Denominated Bonds issued by the Amalgamated Company are listed on Singapore Exchange Securities Trading Limited. Basel III Compliant Perpetual Debt Instruments issued by the Amalgamated Company are listed on Indian International Exchange (IFSC) Limited.

2.	OVERVIEW OF THE SCHEME

2.1    This Scheme (as defined hereinafter) is presented, inter alia, for the: (i) amalgamation of the Transferor Company 1 and the Transferor Company 2 (collectively hereinafter referred to as the “Transferor Companies”), respectively, into the Transferee Company, with effect from the Appointed Date 1 (as defined hereinafter), and the consequent dissolution of the Transferor Companies without being wound up; and (ii) amalgamation of the Amalgamating Company with and into the Amalgamated Company, with effect from the Appointed Date 2 (as defined hereinafter), and the consequent dissolution of the Amalgamating Company without being wound up, and the issuance of the New Equity Shares (as defined hereinafter) to the equity shareholders of the Amalgamating Company in accordance with the Share Exchange Ratio (as defined hereinafter), pursuant to Sections 230 – 232, and other relevant provisions of the Companies Act, in the manner provided for in this Scheme and in compliance with the provisions of the Income Tax Act (as defined hereinafter) (“Amalgamation”).

3.	RATIONALE AND BENEFITS OF THIS SCHEME

3.1    The Amalgamation pursuant to this Scheme would, inter alia, have the following benefits:

(a)    the Amalgamation, through the Scheme, shall enable the Amalgamated Company to build its housing loan portfolio and enhance its existing customer base;

(b)    the Amalgamation is based on leveraging the significant complementarities that exist amongst the parties to the Scheme. The Amalgamation would create meaningful value for various stakeholders including respective shareholders, customers, employees, as the combined business would benefit from increased scale, comprehensive product offering, balance sheet resiliency and the ability to drive synergies across revenue opportunities, operating efficiencies and underwriting efficiencies, amongst others;

(c)    the Amalgamated Company is a private sector bank and has a large base of over 6.8 Crore customers. The bank platform will provide a well-diversified low cost funding base for growing the long tenor loan book acquired by the Amalgamated Company pursuant to the Amalgamation;

(d)    the Amalgamated Company is a banking company with a large distribution network that offers product offerings in the retail and wholesale segments. The Amalgamating Company is a premier housing finance company in India and provides housing loans to individuals as well as loans to corporates, undertakes lease rental discounting and construction finance apart from being a financial conglomerate. A combination of the Amalgamating Company and the Amalgamated Company is entirely complementary to, and enhances the value proposition of, the Amalgamated Company;

(e)    the Amalgamated Company would benefit from a larger balance sheet and networth which would allow underwriting of larger ticket loans and also enable a greater flow of credit into the Indian economy;

(f)    the Amalgamating Company has invested capital and developed skills and has set up approximately 464 (Four Hundred and Sixty Four) offices across the country. These offices can be used to sell the entire product suite of both the Amalgamating Company and the Amalgamated Company;

(g)    the loan book of the Amalgamating Company is diversified having cumulatively financed over 90 lakh dwelling units. With the Amalgamating Company’s leadership in the home loan arena, developed over the past 45 years, the Amalgamated Company would be able to provide to customers flexible mortgage offerings in a cost-effective and efficient manner;

(h)    the Amalgamated Company has access to funds at lower costs due to its high level of current and savings accounts deposits (CASA). With the amalgamation of the Amalgamating Company with the Amalgamated Company, the Amalgamated Company will be able to offer more competitive housing products;

(i)    the Amalgamating Company’s rural housing network and affordable housing lending is likely to qualify for Amalgamated Company as priority sector lending and will also enable a higher flow of credit into priority sector lending, including agriculture;

(j)    the Amalgamation will result in reducing the Amalgamated Company’s proportion of exposure to unsecured loans;

(k)    the Amalgamating Company has built technological capabilities to evaluate the credit worthiness of customers using analytical models, and has developed unique skills in financing various customer segments. The models have been tested and refined over the years at scale and the Amalgamated Company will benefit from such expertise in underwriting and financing of mortgage offerings;

(l)    the Amalgamated Company can leverage on the loan management system, comprising rule engines, IT tools and rules, agents connected through a central system;

(m)    the Amalgamation is expected to result in bolstering the capital base and bringing in resiliency in the balance sheet of the Amalgamated Company;

(n)    the Transferor Companies are Systemically Important Non—Deposit Taking Non—Banking Financial Companies and are also wholly owned subsidiaries of the Amalgamating Company. The Amalgamation shall result in simplified corporate structure.

3.2    The Amalgamation would therefore be in the best interest of the shareholders of the respective parties to the Scheme and shall not in any manner be prejudicial to the interests of the concerned shareholders or the creditors or general public at large.

3.3    Accordingly, to achieve the abovementioned benefits, the Boards (as defined hereinafter) of each of the Parties have decided to make requisite applications and/ or petitions before the Tribunal/ Governmental Authority (as defined hereinafter) as the case may be, as applicable under Sections 230 to 232 of the Companies Act and other applicable provisions of this Scheme.

4.	This Scheme is divided into the following parts:

4.1    Part A, which deals with the general description of the companies that are parties to this Scheme, overview of the Scheme and the rationale and benefits of this Scheme.

4.2    Part B, which deals with the definitions and interpretation, and sets out the share capital of the respective parties to this Scheme.

4.3    Part C, which deals with the amalgamation of the Transferor Companies with the Transferee Company.

4.4    Part D, which deals with the amalgamation of the Amalgamating Company with the Amalgamated Company.

4.5    Part E, which deals with the general terms and conditions applicable to this Scheme.

The Scheme also provides for various other matters consequential, incidental or otherwise integrally connected therewith.

PART B

DEFINITIONS, INTERPRETATION AND SHARE CAPITAL

5.	DEFINITIONS

5.1    In this Scheme, unless inconsistent with the subject, the following expressions shall have the meanings respectively against them:

(a)    “1956 Act” shall have the meaning set forth in Clause 1.1;

(b)    “Amalgamated Company” shall have the meaning set forth in Clause 1.4;

(c)    “Amalgamated Company Shares” means the fully paid-up equity shares of the Amalgamated Company, each having a face value of Re 1/- (Rupee One only) and having one vote per equity share;

(d)    “Amalgamating Company” or the “Transferee Company” shall have the meaning set forth in Clause 1.3;

(e)    “Amalgamation” shall have the meaning set forth in Clause 2.1;

(f)    “Amalgamating Company ESOP Plans” means collectively the ESOS 1, ESOS 2, ESOS 3, ESOS 4 and ESOS 5;

(g)    “Applicable Law” means all applicable (a) statutes, enactments, acts of legislature or parliament, laws, ordinances, code, rules, bye-laws, regulations, listing agreements, notifications, guidelines or policies of any applicable country and/or jurisdiction; (b) administrative interpretation, writ, injunction, directions, directives, judgment, arbitral award, decree, orders or governmental approvals of, or agreements with, any Governmental Authority or recognized stock exchange; and (c) international treaties, conventions and protocols, as may be in force from time to time;

(h)    “Appointed Date 1” means the end of the day immediately preceding the Effective Date;

(i)    “Appointed Date 2” means the Effective Date;

(j)    “BR Act” shall have the meaning set forth in Clause 1.4;

(k)    “Board” in relation to a Party, means the board of directors of such Party, and shall include a committee of directors or any person authorized by such board of directors or any person authorized by such committee duly constituted by the directors and authorized for the matters pertaining to this Scheme or any other matter relating hereto;

(l)    “CCI” means the Competition Commission of India;

(m)    “CCI Approval” means the approval granted by the CCI to the Amalgamation in accordance with the provisions of the Competition Act, 2002, and the relevant rules and regulations thereunder;

(n)    “Companies Act” means the Companies Act, 2013, or any statutory modification or re-enactment or amendments thereof for the time being in force;

(o)    “Effective Date” means the date on which the certified copy/ies of the order/orders of the Tribunal sanctioning the Scheme is/are filed by the Parties with the Registrar of Companies after the last of the approvals or events specified in Clause 42 of the Scheme are satisfied or have occurred or obtained or the requirement of which have been waived (in writing) in accordance with this Scheme. Reference in this Scheme to the date of “coming into effect of this Scheme” or “coming into effect of the Scheme” or “effectiveness of this Scheme” or “effect of this Scheme” or “upon the Scheme becoming effective” or “the Scheme coming into effect” shall mean the Effective Date;

(p)    “Eligible Employees” means all those employees (whether in service or not, including those who were in the past employment) of the Amalgamating Company, including those Persons who are entitled to the concerned Amalgamating Company ESOP Plans established by the Amalgamating Company, to whom, as on the Effective Date, options of the Amalgamating Company have been granted, irrespective of whether the same are vested or not;

(q)    “Encumbrance” or “Encumbered” means: (i) any mortgage, charge (whether fixed or floating), pledge, lien, negative lien, power of attorney (conferring power to create charge or security), agreement to create charge or security, any contractual restriction on ability to dispose assets, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance or interest of any kind securing, or conferring any priority of payment in respect of any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under Applicable Law; (ii) a contract to give or refrain from giving any of the foregoing; (iii) any voting agreement, interest, option, right of first offer, refusal or transfer restriction in favour of any Person; and (iv) any adverse claim as to title, possession or use;

(r)    “ESOS 1” means the Amalgamating Company employee stock option scheme 2007, as approved by the Board and the shareholders of the Amalgamating Company;

(s)    “ESOS 2” means the Amalgamating Company employee stock option scheme 2008, as approved by the Board and the shareholders of the Amalgamating Company;

(t)    “ESOS 3” means the Amalgamating Company employee stock option scheme 2014, as approved by the Board and the shareholders of the Amalgamating Company;

(u)    “ESOS 4” means the Amalgamating Company employee stock option scheme 2017, as approved by the Board and the shareholders of the Amalgamating Company;

(v)    “ESOS 5” means the Amalgamating Company employee stock option scheme 2020, as approved by the Board and the shareholders of the Amalgamating Company;

(w)    “Existing Employees Stock Option Plans” means collectively, the Amalgamated Company’s employee stock option schemes being: (i) Plan C-ESOS XXIII, (ii) Plan F-ESOS XXIV, (iii) Plan F-ESOS XXV, (iv) Plan F-ESOS XXVII, (v) Plan F-ESOS XXVIII, (vi) Plan G-ESOS XXIX, (vii) Plan G-ESOS XXX, (viii) Plan G-ESOS XXXI, (ix) Plan G-ESOS XXXII, (x) Plan G-ESOS XXXIII; (xi) Plan G-ESOS XXXIV; (xii) Plan G-ESOS XXXV; (xiii) Plan G-ESOS XXXVI; and (xiv) Plan G-ESOS XXXVII;

(x)    “Governmental Authority” means any governmental or statutory or regulatory or administrative authority, government department, agency, commission, board, tribunal or court or other entity authorized to make laws, rules or regulations or pass directions, having or purporting to have jurisdiction over any state or other sub-division thereof or any municipality, district or other sub-division thereof having jurisdiction pursuant to the Applicable Law, including the RBI, SEBI, NHB, Insurance Regulatory and Development Authority of India, Pension Fund Regulatory and Development Authority and the CCI;

(y)    “IGAAP” means Accounting Standards (‘AS’) specified under Section 133 of the Companies Act read together with paragraph 7 of the Companies (Accounts) Rules, 2014 and the Companies (Accounting Standards) Amendment Rules, 2016, in so far as they apply to banks and the requirements prescribed under the BR Act, circulars, directions and notifications issued by the RBI from time to time;

(z)    “Income Tax Act” means the Income Tax Act, 1961, including any statutory modifications, re-enactments or amendments thereof for the time being in force;

(aa)    “LODR” means the SEBI (Listing Obligations and Disclosure Requirement) Regulations, 2015, and shall include any statutory modification, amendment, and re-enactment thereof for the time being in force or any act, regulations, rules, guidelines etc., that may replace such regulations;

(bb)    “New Equity Shares” shall have the meaning set forth in Clause 27.1;

(cc)    “NHB” shall have the meaning set forth in Clause 1.3;

(dd)    “Parties” shall mean collectively, the Transferor Companies, the Amalgamating Company and the Amalgamated Company, and “Party” shall mean any one of them, as the case may be;

(ee)    “Person” means any individual, entity, joint venture, company (including a limited liability company), corporation, partnership (whether limited or unlimited), proprietorship, trust or other enterprise (whether incorporated or not), Hindu undivided family, union, association of persons, government (central, state or otherwise), or any agency, department, authority or political subdivision thereof, and shall include their respective successors and in case of an individual shall include his/her legal representatives, administrators, executors and heirs and in case of a trust shall include the trustee or the trustees and the beneficiary or beneficiaries from time to time;

(ff)    “Plan C-ESOS XXIII” means the Amalgamated Company employee stock option scheme, 2005 as approved by the Board and the shareholders of the Amalgamated Company;

(gg)    “Plan F-ESOS XXIV” means the Amalgamated Company employee stock option scheme, 2013 as approved by the Board and the shareholders of the Amalgamated Company;

(hh)    “Plan F-ESOS XXV” means the Amalgamated Company employee stock option scheme, 2013 as approved by the Board and the shareholders of the Amalgamated Company;

(ii)    “Plan F-ESOS XXVII” means the Amalgamated Company employee stock option scheme, 2013 as approved by the Board and the shareholders of the Amalgamated Company;

(jj)    “Plan F-ESOS XXVIII” means the Amalgamated Company employee stock option scheme, 2013 as approved by the Board and the shareholders of the Amalgamated Company;

(kk)    “Plan G-ESOS XXIX” means the Amalgamated Company employee stock option scheme, 2016 as approved by the Board and the shareholders of the Amalgamated Company;

(ll)    “Plan G-ESOS XXX” means the Amalgamated Company employee stock option scheme, 2016 as approved by the Board and the shareholders of the Amalgamated Company;

(mm)    “Plan G-ESOS XXXI” means the Amalgamated Company employee stock option scheme, 2016 as approved by the Board and the shareholders of the Amalgamated Company;

(nn)    “Plan G-ESOS XXXII” means the Amalgamated Company employee stock option scheme, 2016 as approved by the Board and the shareholders of the Amalgamated Company

(oo)    “Plan G-ESOS XXXIII” means the Amalgamated Company employee stock option scheme, 2016 as approved by the Board and the shareholders of the Amalgamated Company;

(pp)    “Plan G-ESOS XXXIV” means the Amalgamated Company employee stock option scheme, 2016 as approved by the Board and the shareholders of the Amalgamated Company;

(qq)    “Plan G-ESOS XXXV” means the Amalgamated Company employee stock option scheme, 2016 as approved by the Board and the shareholders of the Amalgamated Company;

(rr)    “Plan G-ESOS XXXVI” means the Amalgamated Company employee stock option scheme, 2016 as approved by the Board and the shareholders of the Amalgamated Company;

(ss)    “Plan G-ESOS XXXVII” means the Amalgamated Company employee stock option scheme, 2016 as approved by the Board and the shareholders of the Amalgamated Company;

(tt)    “Proceedings” shall have the meaning set forth in Clause 13;

(uu)    “RBI” shall have the meaning set forth in Clause 1.1;

(vv)    “RBI Amalgamation Directions” means the RBI (Amalgamation of Private Sector Banks) Directions, 2016 dated April 21, 2016;

(ww)    “RBI Approval” means the Scheme being approved by the RBI pursuant to the RBI Amalgamation Directions and such other approvals as may be required pursuant to the Scheme;

(xx)    “Record Date” means the date to be fixed by the Boards of the Amalgamated Company in consultation with the Amalgamating Company for the purpose of determining the equity shareholders (members) of the Amalgamating Company, to whom the Amalgamated Company Shares will be allotted pursuant to this Scheme;

(yy)    “Registrar of Companies” shall have the meaning set forth in Clause 1.1;

(zz)    “Scheme” means this composite scheme of amalgamation, pursuant to Sections 230 to 232 and other applicable provisions, if any, of the Companies Act, in its present form (along with any annexures, schedules, etc., attached hereto, if any) with such modifications and amendments as may be made from time to time in accordance with the terms hereof;

(aaa)    “SEBI” means the Securities and Exchange Board of India;

(bbb)    “SEBI Schemes Circular” means the master circular issued by SEBI, being Circular No. SEBI/HO/CFD/DIL1/CIR/P/2021/0000000665 dated November 23, 2021, and any amendments thereof issued pursuant to Regulations 11, 37 and 94 of the LODR;

(ccc)    “Share Exchange Ratio” shall have the meaning set forth in Clause 27.1 hereof;

(ddd)    “Stock Exchanges” shall have the meaning set forth in Clause 1.3;

(eee)    “Stock Exchanges Approval” means the no-objection/no-adverse observation letter obtained by the Amalgamating Company and the Amalgamated Company, respectively, from the relevant Stock Exchanges in relation to the Scheme pursuant to Regulation 37 of the LODR and the SEBI Schemes Circular;

(fff)    “Tax” or “Taxes” means: (a) all forms of direct tax and indirect tax, surcharge, fee, levy, duty, tariff, charge, impost and other charges of any kind, withholding or other amount whenever or wherever created or imposed by, or payable to any Tax Authority; (b) all charges, interest, penalties and fines incidental or relating to any tax falling within (a) above or which arise as a result of the failure to pay any tax on the due date or to comply with any obligation relating to tax; and (c) all credits/refunds/benefits in relation to direct tax and indirect tax, surcharge, fee, levy, duty, tariff, charge, impost and other credits/refunds/benefits of any kind, withholding or other amount whenever or wherever entitled from any Tax Authority;

(ggg)    “Tax Authority” means any revenue, customs, fiscal, governmental, statutory, state, provincial, local governmental or municipal authority, body or Person responsible for Tax;

(hhh)    “Transferee Stock Option Plan” shall have the meaning set forth in Clause 30.1;

(iii)    “Transferor Companies” shall have the meaning set forth in Clause 2.1, and “Transferor Company” shall mean any one of them, as the case may be;

(jjj)    “Tribunal” means the National Company Law Tribunal, Mumbai Bench and shall include, if applicable, such other forum or authority as may be vested with the powers of a National Company Law Tribunal under the Companies Act;

(kkk)    “Undertakings” means the Transferor Companies and includes all of their respective business, undertakings, assets, properties, investments and all liabilities of the Transferor Companies, of whatsoever nature and kind and wherever situated, on a going concern basis, and with continuity of business of each of the Transferor Companies, which shall mean and include without limitation:

(i)    All their assets and properties (tangible or intangible, moveable or immovable (if any), real or personal, corporeal or incorporeal, present, future or contingent) of the respective Transferor Companies, including, without being limited to, computers, equipment, offices and other premises, sundry debtors, furniture, fixtures, interiors, office equipment, accessories, deposits, all stocks, assets, investments of all kinds (including shares, scripts, stocks, bonds, debenture stocks, units or pass through certificates), cash balances or deposits with banks, loans, advances, contingent rights or benefits, book debts, receivables, Taxes paid, actionable claims, earnest moneys, margin moneys, security deposits, advances or deposits paid by the respective Transferor Companies, financial assets, leases (including but not limited to leasehold rights of the respective Transferor Companies), and assets, lending contracts, rights and benefits under any agreement, benefit of any security arrangements or under any guarantees, reversions, powers, municipal permissions, tenancies or licenses in relation to the offices, fixed and other assets, intangible assets (including but not limited to software) and intellectual property rights of any nature whatsoever; rights to use and avail of telephones, telexes, facsimile, email, internet, leased line connections, and installations, utilities, electricity and other services, reserves, provisions, funds, benefits of assets or properties or other interest held in trust, registrations, contracts, engagements, arrangements of all kind, privileges and all other rights, title, interests, other benefits (including Tax benefits), credits (including Tax credits), credit arising from advance Tax, self-assessment Tax, withholding Tax credits, foreign Tax credits, any Tax refunds and credits, minimum alternate Tax credit entitlement, Central Value Added Tax (“CENVAT”) credit, goods and service Tax credit, other indirect Tax credits, any Tax incentives, benefits (including claims for carried forward Tax losses and unabsorbed Tax depreciation), advantages, privileges, exemptions, credits, Tax holidays, remission, reductions and any other claims under any Tax laws; subsidies, easements, privileges, liberties and advantages of whatsoever nature and wheresoever situate belonging to or in the ownership, power or possession and in the control of or vested in or granted in favour of or enjoyed by the respective Transferor Companies or in connection with or relating to the respective Transferor Companies and all other interests of whatsoever nature belonging to or in the ownership, power, possession or the control of or vested in or granted in favour of or held for the benefit of or enjoyed by the respective Transferor Companies;

(ii)    All contracts (including but not limited to the agreements with respect to the immovable properties being used by the respective Transferor Companies by way of lease and/or license and/or business arrangements), rights, agreements, memoranda of understanding, memoranda of undertakings, memoranda of agreements, memoranda of agreed points, minutes of meetings, letters of intent, understanding, equipment purchase agreement, agreements with customers, purchase and other agreement with the supplier/manufacturer of goods/service providers, undertakings, deeds, bonds and schemes; entitlements, licenses (including the licenses granted by any Governmental Authority for the purpose of carrying on the respective businesses of the Transferor Companies or in connection therewith), permits, clearances, permissions, incentives, approvals (including municipal approvals), allocations, registrations, Tax benefits, subsidies, concessions, grants, credits, awards, exemptions, qualifications, bid acceptances, tenders, certificates, rights, statutory rights, claims, leases, licenses, right to use and/ or access, tenancy rights, liberties, special status and other benefits or privileges; quota rights, engagements, arrangements, authorities, allotments and security arrangements (to the extent provided herein); benefits of any guarantees, reversions, powers and all other approvals, sanctions and consents of every kind, nature and description whatsoever relating to the respective Transferor Companies’ business activities and operations and that may be required to carry on the operations of the respective Transferor Companies;

(iii)    All insurance policies;

(iv)    All intellectual property rights, registrations, trademarks, trade names, computer programmes, manuals, data, service marks, copyrights, patents, designs, domain names, applications for trademarks, trade names, service marks, copyrights, designs and domain names and all software, and all the website contents (including text, graphics, images, audio, video and data) exclusively used by or held for use by the respective Transferor Companies in their respective businesses, activities and operations carried on by the Transferor Companies;

(v)    All books, records, files, papers, engineering and process information, application software, software licenses (whether proprietary or otherwise), test reports, computer programmes, drawings, manuals, data, databases including databases for procurement, commercial and management, catalogues, quotations, sales and advertising materials, product registrations, dossiers, lists of present and former borrowers, lenders and suppliers including service providers, other borrower information, customer credit information, customer/supplier pricing information, and all other books and records, whether in physical or electronic form;

(vi)    All amounts claimed by the respective Transferor Companies whether or not so recorded in the books of account of the respective Transferor Companies from any Governmental Authority, under any law, act or rule in force, as refund of any Tax, duty, cess or of any excess payment;

(vii)    All rights to any claim not preferred or made by the respective Transferor Companies in respect of any refund of Tax, duty, cess or other charge, including any erroneous or excess payment thereof made by the respective Transferor Companies and any interest thereon, with regard to any law, act or rule or scheme made by the Governmental Authority, and in respect of set-off, carry forward of un-absorbed losses and unabsorbed Tax depreciation, deferred revenue expenditure, deduction, exemption, rebate, allowance, amortization benefit, incentives, benefits, Tax holidays, credits, etc. under the Income Tax Act, sales Tax, value added Tax, service Tax, custom duties, and goods and service Tax or any other or like benefits under the said acts or under and in accordance with Applicable Law;

(viii)    All debts and liabilities, both present and future, whether or not provided in the books of accounts or disclosed in the balance sheet of the respective Transferor Companies, including all secured, if any, and unsecured debts (whether denominated in Indian rupees or a foreign currency), liabilities (including deferred Tax liabilities, contingent liabilities) of every kind, nature and description whatsoever and howsoever arising, raised or incurred or utilized for their respective business activities and operations along with any charge, guarantees, assurances, deposits, time and demand liabilities, borrowings, bills payable, interest accrued, Tax liabilities, debentures, duties, leases of the respective Transferor Companies, guarantees, sundry creditors, and all other obligations of whatsoever kind, nature and description whatsoever and howsoever arising, raised or incurred or utilized, whether or not contingent or disputed or the subject matter of any court, arbitration, tribunal, forum or other proceedings including before any Governmental Authority. Provided that, any reference in the security documents or arrangements entered into by the respective Transferor Companies, if any, and under which, the assets of the respective Transferor Companies stand offered as a security, for any financial assistance or obligation, the said reference shall be construed as a reference to the assets pertaining to the respective Undertakings of the Transferor Companies only as are vested in the Transferee Company by virtue of Part C of the Scheme and the Scheme shall not operate to enlarge the security for any loan, deposit or facility created by the respective Transferor Companies which shall vest in the Transferee Company by virtue of the Scheme and the Transferee Company shall not be obliged to create any further or additional security thereof after the Effective Date or otherwise;

(ix)    All of their respective staff and employees, if any, who are on their respective payrolls, including those employed at their respective offices, and other obligations of whatsoever kind, including liabilities of each of the Transferor Companies, with regard to their staff and employees, with respect to the payment of gratuity, superannuation, pension benefits and the provident fund or compensation, if any, and any other benefit in the event of resignation, death, voluntary retirement or retrenchment and any other obligations under any licenses and/ or permits; and

(x)    All Proceedings of whatsoever nature involving the respective Transferor Companies.

(III)    “Undertaking of the Amalgamating Company” means the Amalgamating Company together with the Undertakings of the respective Transferor Companies, transferred to and vested in the Amalgamating Company, upon effectiveness of Part C of the Scheme and with effect from the Appointed Date 1, and includes all the business, undertakings, assets, properties, investments and all liabilities of the Amalgamating Company, of whatsoever nature and kind and wherever situated, on a going concern basis, and with continuity of business of the Amalgamating Company, which shall mean and include without limitation:

(i)    All the assets and properties (tangible or intangible, moveable or immovable, real or personal, corporeal or incorporeal, present, future or contingent) of the Amalgamating Company, including, without being limited to, computers, equipment, offices and other premises, sundry debtors, furniture, fixtures, interiors, office equipment, including other equipment, accessories, deposits, all stocks, assets, investments of all kinds (including shares, scripts, stocks, bonds, debenture stocks, units or pass through certificates), cash balances or deposits with banks, loans, advances, contingent rights or benefits, book debts, receivables, Taxes paid, actionable claims, earnest moneys, margin moneys, security deposits, advances or deposits paid by the Amalgamating Company, financial assets, leases (including but not limited to leasehold rights of the Amalgamating Company), and assets, lending contracts, rights and benefits under any agreement, benefit of any security arrangements or under any guarantees, reversions, powers, municipal permissions, tenancies or licenses in relation to the offices, fixed and other assets, intangible assets (including but not limited to software) and intellectual property rights of any nature whatsoever; rights to use and avail of telephones, telexes, facsimile, email, internet, leased line connections and installations, utilities, electricity and other services, reserves, provisions, funds, benefits of assets or properties or other interest held in trust, registrations, contracts, engagements, arrangements of all kind, privileges and all other rights, title, interests, other benefits (including Tax benefits), credits (including Tax credits), credit arising from advance Tax, self-assessment Tax, withholding Tax credits, foreign Tax credits, any Tax refunds and credits, minimum alternate Tax credit entitlement, CENVAT credit, goods and service Tax credit, other indirect Tax credits, any Tax incentives, benefits (including claims for carried forward Tax losses and unabsorbed Tax depreciation) advantages, privileges, exemptions, credits, Tax holidays, remission, reductions and any other claims under any Tax laws; subsidies, easements, privileges, liberties and advantages of whatsoever nature and wheresoever situate belonging to or in the ownership, power or possession and in the control of or vested in or granted in favour of or enjoyed by the Amalgamating Company or in connection with or relating to the Amalgamating Company and all other interests of whatsoever nature belonging to or in the ownership, power, possession or the control of or vested in or granted in favour of or held for the benefit of or enjoyed by the Amalgamating Company;

(ii)    All contracts (including but not limited to the agreements with respect to the immovable properties being used by the Amalgamating Company by way of lease and/or license and/or business arrangements), rights, agreements, memoranda of understanding, memoranda of undertakings, memoranda of agreements, memoranda of agreed points, minutes of meetings, letters of intent, understanding, equipment purchase agreement, agreements with customers, purchase and other agreement with the supplier/manufacturer of goods/service providers, undertakings, deeds, bonds and schemes; entitlements, licenses (including the licenses granted by any Governmental Authority for the purpose of carrying on the business of the Amalgamating Company or in connection therewith), permits, permissions, incentives, approvals (including municipal approvals), allocations, registrations, Tax benefits, subsidies, concessions, grants, credits, awards, exemptions, qualifications, bid acceptances, tenders, certificates, rights, statutory rights, claims, leases, licenses, right to use and/ or access, tenancy rights, liberties, special status and other benefits or privileges; quota rights, engagements, arrangements, authorities, allotments and security arrangements (to the extent provided herein); benefits of any guarantees, reversions, powers and all other approvals, sanctions and consents of every kind, nature and description whatsoever relating to the Amalgamating Company’s business activities and operations and that may be required to carry on the operations of the Amalgamating Company;

(iii)    All insurance policies;

(iv)    All intellectual property rights, registrations, trademarks, trade names, computer programmes, manuals, data, service marks, copyrights, patents, designs, domain names, applications for trademarks, trade names, service marks, copyrights, designs and domain names and all software, and all the website contents (including text, graphics, images, audio, video and data) exclusively used by or held for use by the Amalgamating Company in the business, activities and operations carried on by the Amalgamating Company;

(v)    All books, records, files, papers, engineering and process information, application software, software licenses (whether proprietary or otherwise), test reports, computer programmes, drawings, manuals, data, databases including databases for procurement, commercial and management, catalogues, quotations, sales and advertising materials, product registrations, dossiers, lists of present and former borrowers, lenders and suppliers including service providers, other borrower information, customer credit information, customer/supplier pricing information, and all other books and records, whether in physical or electronic form;

(vi)    All amounts claimed by the Amalgamating Company whether or not so recorded in the books of account of the Amalgamating Company from any Governmental Authority, under any law, act or rule in force, as refund of any Tax, duty, cess or of any excess payment;

(vii)    All rights to any claim not preferred or made by the Amalgamating Company in respect of any refund of Tax, duty, cess or other charge, including any erroneous or excess payment thereof made by the Amalgamating Company and any interest thereon, with regard to any law, act or rule or scheme made by the Governmental Authority, and in respect of set-off, carry forward of un-absorbed losses and unabsorbed Tax depreciation, deferred revenue expenditure, deduction, exemption, rebate, allowance, amortization benefit, incentives, benefits, Tax holidays, credits, etc., under the Income Tax Act, sales Tax, value added Tax, service Tax, custom duties, and goods and service Tax or any other or like benefits under the said acts or under and in accordance with Applicable Law;

(viii)    All debts and liabilities, both present and future, whether or not provided in the books of accounts or disclosed in the balance sheet of the Amalgamating Company, including all secured and unsecured debts (whether denominated in Indian rupees or a foreign currency), liabilities (including deferred Tax liabilities, contingent liabilities) of every kind, nature and description whatsoever and howsoever arising, raised or incurred or utilized for its business activities and operations along with any charge, assurances, deposits, time and demand liabilities, borrowings, bills payable, interest accrued, Tax liabilities, debentures, bonds, notes, duties, leases of the Amalgamating Company, guarantees, sundry creditors, and all other obligations of whatsoever kind, nature and description whatsoever and howsoever arising, raised or incurred or utilized, whether or not contingent or disputed or the subject matter of any court, arbitration, tribunal, forum or other proceedings including before any Governmental Authority. Provided that, any reference in the security documents or arrangements entered into by the Amalgamating Company and under which, the assets of the Amalgamating Company stand offered as a security, for any financial assistance or obligation, the said reference shall be construed as a reference to the assets pertaining to that Undertaking of the Amalgamating Company only as are vested in the Amalgamated Company by virtue of the Scheme and the Scheme shall not operate to enlarge the security for any loan, deposit or facility created by the Amalgamating Company which shall vest in the Amalgamated Company by virtue of the Scheme and the Amalgamated Company shall not be obliged to create any further or additional security thereof after the Effective Date or otherwise;

(ix)    All of its staff and employees, who are on its payrolls, including those employed at its offices and branches, including overseas offices, employees/personnel engaged on contract basis and contract labourers and interns/trainees, as are primarily engaged in or in relation to the business, activities and operations carried on by the Amalgamating Company and other obligations of whatsoever kind, including liabilities of the Amalgamating Company with regard to its staff and employees, with respect to the payment of gratuity, superannuation, pension benefits, the provident fund or compensation, if any, and any other employee benefit scheme/plan in the event of resignation, death, voluntary retirement or retrenchment and any other obligations under any licenses and/ or permits; and

(x)    All Proceedings whatsoever nature involving the Amalgamating Company.

(mmm)    “Warrants” shall have the meaning ascribed to it in Clause 31.1.

6.	INTERPRETATION

6.1    All terms and words used but not defined in this Scheme shall, unless repugnant or contrary to the context or meaning thereof, have the same meaning ascribed to them under the Companies Act, and other Applicable Law, as the case may be or any statutory modification or re-enactment thereof for the time being in force.

6.2    References to any law or legislation or regulation shall include amendment(s), circulars, notifications, clarifications or supplement(s) to, or replacement or amendment of, that law or legislation or regulation.

6.3    References to any of the terms Taxes, duty, levy or cess in the Scheme shall be construed as reference to all of them whether jointly or severally.

6.4    Any reference to any statute or statutory provision shall include:

(a)    all subordinate legislations made from time to time under that provision (whether or not amended, modified, re-enacted or consolidated from time to time) and any retrospective amendment; and

(b)    such provision as from time to time amended, modified, re-enacted or consolidated (whether before or after the date of this Scheme) to the extent such amendment, modification, re-enactment or consolidation applies or is capable of applying to the transaction entered into under this Scheme and (to the extent liability there under may exist or can arise) shall include any past statutory provision (as amended, modified, re-enacted or consolidated from time to time) which the provision referred to has directly or indirectly replaced.

6.5    Words denoting the singular shall include the plural and words denoting any gender shall include all genders. Words of either gender shall be deemed to include all the other genders.

6.6    Any references in this Scheme to “upon the Scheme becoming effective” or “upon coming into effect of this Scheme” or “upon the Scheme coming into effect” or “coming into effect of the Scheme” or “effectiveness of the Scheme” or “effect of this Scheme” shall be construed to be a reference to the Effective Date.

6.7    Headings, subheadings, titles, subtitles to clauses, sub-clauses and paragraphs are for information only and shall not form part of the operative provisions of this Scheme and shall be ignored in construing the same.

6.8    Words directly or indirectly mean directly or indirectly through one or more intermediary Persons or through contractual or other legal arrangements, and direct or indirect have the correlative meanings.

6.9    The words “include” and “including” are to be construed without limitation.

6.10    The terms “hereof”, “herein”, “hereby”, “hereto” and derivative or similar words shall refer to this entire Scheme or specified Clauses of this Scheme, as the case may be.

6.11    Any reference to the Recital or Clause shall be a reference the Recital or Clause of this Scheme.

7.	DATE OF TAKING EFFECT OF THE SCHEME

7.1    Part C of the Scheme shall be effective from the Appointed Date 1 but shall be operative from the Effective Date. Subsequently, Part D of the Scheme shall be effective from the Appointed Date 2 and shall be operative from the Effective Date.

7.2    The amalgamation of the Transferor Companies with the Transferee Company, and the amalgamation of the Amalgamating Company with the Amalgamated Company shall be in accordance with Section 2(1B) of the Income Tax Act. If any terms or provisions of the Scheme are found to be or interpreted to be inconsistent with Section 2(1B) of the Income Tax Act at a later date, whether as a result of any amendment of law or any judicial or executive interpretation or for any other reason whatsoever, the aforesaid provision of the Income Tax Act shall prevail. The Scheme shall then stand modified to the extent deemed necessary to comply with the said provisions. Such modification will however not affect other parts of the Scheme.

8.	SHARE CAPITAL

8.1    Transferor Company 1

(a)    The share capital structure of the Transferor Company 1 as on March 31, 2022, was as under:

Authorized Share Capital	Amount in Rupees
3,30,00,000 equity shares of Rs. 10/- each	33,00,00,000
Total	33,00,00,000
Issued Share Capital	Amount in Rupees
2,66,70,500 equity shares of Rs. 10/- each	26,67,05,000
Total	26,67,05,000
Subscribed and Paid-Up Share Capital	Amount in Rupees
2,66,70,500 equity shares of Rs. 10/- each	26,67,05,000
Total	26,67,05,000

8.2    Transferor Company 2

(a)    The share capital structure of the Transferor Company 2 as on March 31, 2022, was as under:

Authorized Share Capital	Amount in Rupees
5,00,00,000 equity shares of Rs. 10/- each	50,00,00,000
Total	50,00,00,000
Issued Share Capital	Amount in Rupees
18,00,070 equity shares of Rs. 10/- each	1,80,00,700
Total	1,80,00,700
Subscribed and Paid-Up Share Capital	Amount in Rupees
18,00,070 equity shares of Rs. 10/- each	1,80,00,700
Total	1,80,00,700

8.3    Amalgamating Company

(a)    The share capital structure of the Amalgamating Company as on March 31, 2022, was as under:

Authorized Share Capital	Amount in Rupees
228,80,50,000 equity shares of Rs. 2/- each	457,61,00,000
Total	457,61,00,000
Issued Share Capital	Amount in Rupees
181,30,28,276 equity shares of Rs. 2/- each	362,60,56,552
Total	362,60,56,552
Subscribed and Paid-Up Share Capital	Amount in Rupees
181,30,28,276 equity shares of Rs. 2/- each	362,60,56,552
Total	362,60,56,552

(b)    The equity shares of the Amalgamating Company are listed on the Stock Exchanges.

(c)    The Amalgamating Company has outstanding employee stock options under Amalgamating Company ESOP Plans, the exercise of which may result in an increase in the issued and paid-up share capital of the Amalgamating Company and the ungranted employee stock options, the grant and consequent exercise of which may result in an increase in the issued and paid-up share capital of the Amalgamating Company.

(d)    The Amalgamating Company has outstanding warrants, the exercise of which may result in an increase in the issued and paid-up share capital of the Amalgamating Company.

8.4    Amalgamated Company

(a)    The share capital structure of the Amalgamated Company as on March 31, 2022, was as under:

Authorized Share Capital	Amount in Rupees
650,00,00,000 equity shares of Re 1/- each	650,00,00,000
Total	650,00,00,000
Issued Share Capital	Amount in Rupees
554,55,40,976 equity shares of Re 1/- each	554,55,40,976
Total	554,55,40,976
Subscribed and Paid-Up Share Capital	Amount in Rupees
554,55,40,976 equity shares of Re 1/- each	554,55,40,976
Total	554,55,40,976

(b)    The equity shares of the Amalgamated Company are listed on the Stock Exchanges.

(c)    The Amalgamated Company has outstanding employee stock options under Existing Employees Stock Option Plans, the exercise of which may result in an increase in the issued and paid-up share capital of the Amalgamated Company and the ungranted employee stock options, the grant and consequent exercise of which may result in an increase in the issued and paid-up share capital of the Amalgamated Company.

PART C

AMALGAMATION OF THE TRANSFEROR COMPANIES WITH THE TRANSFEREE COMPANY

9.	TRANSFER AND VESTING OF THE RESPECTIVE ASSETS OF THE TRANSFEROR COMPANIES WITH THE TRANSFEREE COMPANY

9.1    Upon the coming into effect of this Scheme and with effect from the Appointed Date 1 and subject to the provisions of the Scheme, each of the Transferor Companies, shall stand amalgamated into the Transferee Company and their respective Undertakings shall, pursuant to the sanction of the Scheme by the Tribunal and pursuant to the provisions of Sections 230 to 232 and other applicable provisions, if any, of the Companies Act, be and stand transferred to and vested in and/ or be deemed to have been transferred to and vested in the Transferee Company, as a going concern, in accordance with Section 2(1B) of the Income Tax Act, without any further act, instrument, deed, matter or thing so as to become, as and from the Appointed Date 1, the undertakings of the Transferee Company by virtue of and in the manner provided in this Scheme.

9.2    Without prejudice to the generality of Clause 9.1 above, upon coming into effect of the Scheme and with effect from the Appointed Date 1, and subject to the provisions of this Scheme, all the estate, assets, properties, rights, claims, title, interest and authorities including accretions and appurtenances of the respective Undertakings of the Transferor Companies, of whatsoever nature and wherever situate, whether or not included in the respective books of the Transferor Companies, shall, subject to the provisions of this Clause 9 in relation to the mode of vesting and pursuant to Sections 230 to 232 and other applicable provisions, if any, of the Companies Act, and without any further act, deed, matter or thing, be and stand transferred to and vested in or shall be deemed to have been transferred to and vested in the Transferee Company as a going concern so as to become as and from the Appointed Date 1, the estates, assets, rights, claims, title, interest and authorities of the Transferee Company, subject to the provisions of this Scheme.

9.3    In respect of such of the assets of the respective Transferor Companies, as are movable in nature or otherwise capable of transfer by physical or constructive delivery and/or by endorsement and delivery or by vesting and recordal of whatsoever nature, the same shall be so transferred by the respective Transferor Companies, and shall become the property of the Transferee Company with effect from the Appointed Date 1 pursuant to the provisions of Section 230 to 232 of the Companies Act without requiring any deed or instrument of conveyance for the same. The vesting pursuant to this sub-clause shall be deemed to have occurred by physical or constructive delivery or by endorsement and delivery or by vesting and recordal, pursuant to this Scheme, as appropriate to the property being vested and title to the property shall be deemed to have been transferred accordingly.

9.4    In respect of such of the assets belonging to the respective Transferor Companies, other than those mentioned in Clause 9.3 above, the same shall, as more particularly provided in Clause 9.2 above, without any further act, instrument or deed, be transferred to and vested in and/ or be deemed to be transferred to and vested in the Transferee Company upon the coming into effect of the Scheme and with effect from the Appointed Date 1 pursuant to the provisions of Section 230 to 232 of the Companies Act.

9.5    Upon the effectiveness of this Scheme, and with effect from the Appointed Date 1, all assets of the respective Transferor Companies that are owned / leased / licensed immovable properties, if any, including any right or interest in the buildings and structures standing thereon and all lease/ license or rent agreements, together with security deposits and advance / prepaid lease/ license fee, rights and easements in relation to such properties shall stand transferred to and be vested in, or be deemed to have been transferred to and vested in the Transferee Company, without any further act or deed, pursuant to the provisions of Part C of this Scheme. Further, the relevant landlords, owners and lessors shall continue to comply with the terms, conditions and covenants under all relevant lease/ license or rent agreements and shall, in accordance with the terms of such agreements, refund the security deposits and advance / prepaid lease / license fee to the Transferee Company. The Transferee Company shall be entitled to exercise all rights and privileges attached to the aforesaid immoveable properties, if any, and shall be liable, as may be required, to pay the ground rent and Taxes and fulfil all obligations in relation to or applicable to such immovable properties. The mutation or substitution of the title to the immovable properties shall, upon this Scheme becoming effective and with effect from the Appointed Date 1, be made and duly recorded in the name of the Transferee Company by the appropriate authorities pursuant to the sanction of this Scheme by the Tribunal and upon the coming into effect of this Scheme in accordance with the terms hereof.

9.6    All estate, assets, rights, titles or interests acquired by the respective Transferor Companies, after the Appointed Date 1 but prior to the Effective Date shall also, without any further act, instrument or deed stand transferred to and vested in and be deemed to have been transferred to and vested in the Transferee Company upon coming into effect of this Scheme and with effect from the Appointed Date 1 pursuant to the provisions of Sections 230 to 232 of the Companies Act.

9.7    All trademarks, trade names, service marks, copyrights, logos, corporate names, brand names, domain names and all registrations, applications and renewals in connection therewith, and software and all website content (including text, graphics, images, audio, video and data), trade secrets, confidential business information and other proprietary information of the respective Transferor Companies shall stand transferred to and vested in the Transferee Company.

10.	TRANSFER AND VESTING OF THE RESPECTIVE LIABILITIES OF THE TRANSFEROR COMPANIES WITH THE TRANSFEREE COMPANY

10.1    Upon coming into effect of this Scheme and with effect from the Appointed Date 1, all the liabilities, debts, loans raised and used, duties, losses and obligations of the respective Transferor Companies, whether or not recorded in their respective books of accounts, shall, under the provisions of Sections 230 to 232 and other applicable provisions, if any, of the Companies Act, without any further act, instrument, deed, matter or thing, stand transferred to and vested in the Transferee Company to the extent they are outstanding on the Effective Date so as to become as and from the Appointed Date 1 the liabilities, debts, loans, duties and obligations of the Transferee Company on the same terms and conditions as were applicable to the concerned Transferor Companies, and the Transferee Company shall meet, discharge and satisfy the same and further it shall not be necessary to obtain the consent of any third party or other person who is a party to any contract or arrangement by virtue of which such liabilities, duties and obligations have arisen in order to give effect to the provisions of this Clause.

10.2    Upon the Scheme becoming effective and with effect from the Appointed Date 1, all the liabilities, loans, advances and other obligations (including any guarantees, letters of credit, letters of comfort or any other instrument or arrangement which may give rise to a liability including contingent liability in whatever form), if any, due on the Effective Date between the respective Transferor Companies and between the respective Transferor Companies and the Transferee Company shall automatically stand discharged and come to an end and there shall be no liability in that behalf on either of the Transferor Companies or the Transferee Company and the appropriate effect shall be given in the books of accounts and records of the Transferee Company.

10.3    All Encumbrances, if any, existing prior to the Effective Date over the assets of the respective Transferor Companies, shall, after the Effective Date, without any further act, instrument or deed, continue to relate and attach to such assets or any part thereof to which they are related or attached prior to the Effective Date. Provided that if any of the assets of the concerned Transferor Companies, which are being transferred to the Transferee Company pursuant to this Scheme have not been Encumbered as aforesaid, such assets shall remain unencumbered and the existing Encumbrances referred to above shall not be extended to and shall not operate over such assets. The absence of any formal amendment or approval which may be required by a lender or trustee or third party shall not affect the operation of the above.

10.4    Without prejudice to the provisions of the foregoing Clauses and upon the effectiveness of this Scheme and with effect from the Appointed Date 1, the Transferee Company shall execute any instrument/s and/or document/s and/or do all the acts and deeds as may be required, including the filing of necessary particulars and/or modification(s) of charge, with the Registrar of Companies to give formal effect to the above provisions, if required.

10.5    It is expressly provided that, save as mentioned in this Clause, no other term or condition of the liabilities, loans, duties and obligations transferred to the Transferee Company as part of the Scheme shall be modified by virtue of this Scheme.

10.6    Subject to the necessary consents being obtained, if required, in accordance with the terms of this Scheme, the provisions of this Clause shall operate, notwithstanding anything to the contrary contained in any instrument, deed or writing or the terms of sanction or issue or any security document, all of which instruments, deeds or writings shall stand modified and/or superseded by the foregoing provisions.

11.	CONTRACTS AND PERMITS

11.1     Upon the coming into effect of this Scheme and with effect from the Appointed Date 1, and subject to the provisions of the Scheme, all contracts (including but not limited to customer contracts, service contracts and supplier contracts), deeds, bonds, indemnities, agreements, schemes, licenses, memoranda of undertakings, memoranda of agreements, memoranda of agreed points, letters of intent, arrangements and other instruments of whatsoever nature, to which the respective Transferor Companies, are a party or to the benefit of which the respective Transferor Companies, may be eligible or for the obligations of which the respective Transferor Companies, may be liable, and which are subsisting or having effect immediately before the Effective Date, shall continue in full force and effect against or in favour, as the case may be, of the Transferee Company and may be enforced as fully and effectually as if, instead of the respective Transferor Companies, the Transferee Company had been a party or beneficiary or obligee or obligor thereto.

11.2     Without prejudice to the other provisions of this Scheme and notwithstanding the fact that vesting of the Undertakings of the respective Transferor Companies occur by virtue of this Scheme itself, the Transferee Company may, at any time after the coming into effect of this Scheme in accordance with the provisions hereof, if so required under any Applicable Law or otherwise, execute deeds (including deeds of adherence), confirmations or other writings or tripartite agreements with any party to any contract or arrangement to which the respective Transferor Companies, are a party or any writings as may be necessary to be executed in order to give formal effect to the above provisions. The Transferee Company shall, under the provisions of Part C of this Scheme, be deemed to be authorized to execute any such writings on behalf of the respective Transferor Companies and to carry out or perform all such formalities or compliances referred to above on the part of the respective Transferor Companies to be carried out or performed.

11.3     For the avoidance of doubt and without prejudice to the generality of the foregoing, it is clarified that upon the coming into effect of this Scheme and with effect from the Appointed Date 1, and subject to the Applicable Law, all approvals, including municipal approvals, allocations, allotments, consents, authorities (including for the operation of bank accounts), concessions, clearances, credits, awards, sanctions, exemptions, subsidies, registrations, no-objection certificates, permits, quotas, rights, entitlements, authorization, statutory rights, pre-qualifications, bid acceptances, tenders, licenses (including the licenses granted by any governmental, statutory or regulatory bodies for the purpose of carrying on their respective business or in connection therewith), permissions and certificates of every kind and description whatsoever in relation to the respective Transferor Companies including powers of attorney given by the respective Transferor Companies, or to the benefit of which the respective Transferor Companies may be eligible/entitled, and which are subsisting or having effect immediately before the Effective Date, shall stand transferred to the Transferee Company as if the same were originally given by, issued to or executed in favour of the Transferee Company, and the Transferee Company shall be bound by the terms thereof, the obligations and duties thereunder, and the rights and benefits under the same shall be available to the Transferee Company. It is hereby clarified that if the consent of any third party or authority is required to give effect to the provisions of this Clause, the said third party or authority shall make and duly record the necessary substitution/endorsement in the name of the Transferee Company pursuant to the sanction of this Scheme by the Tribunal, and upon this Scheme becoming effective and with effect from the Appointed Date 1, in accordance with the terms hereof. The Transferee Company shall be entitled to make applications to any Governmental Authority as may be necessary in this behalf.

11.4     Upon effectiveness of the Scheme and with effect from the Appointed Date 1, all bank accounts operated or entitled to be operated by the respective Transferor Companies shall be deemed to have transferred and shall stand transferred to the Transferee Company and the names of the respective Transferor Companies shall be substituted by the name of the Transferee Company in the bank’s records. Upon the effectiveness of the Scheme and with effect from the Appointed Date 1, the Transferee Company shall be entitled to operate all bank accounts, realise all monies and complete and enforce all pending contracts and transactions in the name of the respective Transferor Companies to the extent necessary until the transfer of the rights and obligations of the respective Transferor Companies to the Transferee Company under the Scheme is formally accepted and completed by the parties concerned. For avoidance of doubt, it is hereby clarified that all cheques and other negotiable instruments, payment orders received and presented for encashment which are in the name of the respective Transferor Companies after the Effective Date, shall be accepted by the bankers of the Transferee Company and credited to the accounts of the Transferee Company, if presented by the Transferee Company. Similarly, the bankers of the Transferee Company shall honour all cheques issued by the respective Transferor Companies for payment after the Effective Date.

11.5     Upon the effectiveness of this Scheme and with effect from the Appointed Date 1, all letters of intent, requests for proposal, pre-qualifications, bid acceptances, tenders, and other instruments of whatsoever nature to which the concerned Transferor Companies are a party to or to the benefit of which the Transferor Companies may be eligible, shall remain in full force and effect against or in favour of the Transferee Company and may be enforced as fully and effectually as if, instead of the Transferor Companies, the Transferee Company had been a party or beneficiary or obligee thereto. Upon coming into effect of this Scheme and with effect from the Appointed Date 1, the past track record of the respective Transferor Companies shall be deemed to be the track record of the Transferee Company for all purposes, including commercial and regulatory purposes.

11.6     Upon effectiveness of the Scheme and with effect from the Appointed Date 1, all bank accounts operated or entitled to be operated by the respective Transferor Companies shall be deemed to have transferred and shall stand transferred to the Transferee Company and name of the respective Transferor Companies shall be substituted by the name of the Transferee Company in the bank’s records.

11.7     Without prejudice to the other provisions of this Scheme, upon effectiveness of this Scheme and with effect from the Appointed Date 1, all transactions between the respective Transferor Companies and between the respective Transferor Companies and the Transferee Company, that have not been completed, shall stand cancelled.

12.	TAXATION MATTERS

12.1     Upon the coming into effect of this Scheme and with effect from the Appointed Date 1, all Taxes paid, payable, received or receivable by or on behalf of the respective Transferor Companies, including but not limited to all or any refunds, claims or entitlements or credits (including credits for income Tax, withholding Tax, advance Tax, self-assessment Tax, minimum alternate Tax, foreign Tax credits, CENVAT credit, goods and services Tax credits, other indirect Tax credits and other Tax receivables) shall, for all purposes, be treated as the Tax liability, refund, claims, including but not limited to claims under section 43B, section 40 of the Income Tax Act, or credit, as the case may be, of the Transferee Company, and any Tax incentives, benefits (including claims for unabsorbed Tax losses and unabsorbed Tax depreciation), advantages, privileges, elections, exemptions, credits, Tax holidays, benefits of exercise of any option, remissions or reduction which would have been available to the respective Transferor Companies, shall be available to the Transferee Company, and following the Effective Date, the Transferee Company shall be entitled to initiate, raise, add or modify any claims in relation to such Taxes on behalf of the respective Transferor Companies.

12.2     Upon the Scheme becoming effective and with effect from the Appointed Date 1, the Transferee Company is expressly permitted to revise its financial statements and returns along with prescribed forms, filings and annexures under the Income Tax Act, central sales Tax law, applicable state value added Tax law, service Tax laws, excise duty laws, goods and services Tax laws and other Tax laws, and to claim refunds and/or credit for Taxes paid (including, tax deducted at source, wealth tax, etc.) and for matters incidental thereto, if required, to give effect to the provisions of the Scheme.

12.3     All compliances with respect to Taxes or any other Applicable Law between the Appointed Date 1 and the Effective Date, undertaken by the respective Transferor Companies, shall, upon the effectiveness of this Scheme and with effect from the Appointed Date 1, be deemed to have been complied with, by the Transferee Company. Any Taxes deducted by the Transferee Company from payments made to the respective Transferor Companies, shall be deemed to be advance tax paid by the Transferee Company.

13.	LEGAL PROCEEDINGS

13.1     Upon the coming into effect of this Scheme and with effect from the Appointed Date 1, all legal, taxation or other proceedings whether civil or criminal including but not limited to suits, summary suits, indigent petitions, assessments, appeals, or other proceedings of whatever nature (hereinafter called the “Proceedings”), if any, by or against the respective Transferor Companies, pending as on the Effective Date, shall not abate or be discontinued or be in any way prejudicially affected in any way by reason of the Scheme or by anything contained in the Scheme, but the Proceedings shall be continued, prosecuted and enforced, as the case may be, by or against the Transferee Company, in the same manner and to the same extent as they would or might have been continued, prosecuted or enforced by or against the respective Transferor Companies, if the Scheme had not been made. On and from the Effective Date, the Transferee Company may initiate, defend, compromise or otherwise deal with any Proceedings for and on behalf of the respective Transferor Companies. The Transferee Company undertakes to have all the Proceedings specified in this Clause, initiated by or against the respective Transferor Companies, transfer to its name and to have such Proceedings continued, prosecuted and enforced, as the case may be, by or against the Transferee Company, subject to Applicable Law.

14.	EMPLOYEES OF THE RESPECTIVE TRANSFEROR COMPANIES

14.1     With effect from the Effective Date, all the staff and employees, if any, of the respective Transferor Companies, who are in such employment as on the Effective Date, shall become and be deemed to have become, the staff and employees of the Transferee Company, without any break in or interruption of service and on terms and conditions not less favourable than those on which they are engaged by the respective Transferor Companies, as a result of the transfer and vesting of the Undertakings of the Transferor Companies to the Transferee Company. Services of the staff and employees shall be taken into account from the date of their respective appointment with the Transferor Companies, for the purposes of all retirement benefits and all other entitlements for which they may be eligible. For the purpose of payment of any retrenchment compensation or other termination benefits, if any, such past services with the respective Transferor Companies shall also be taken into account by the Transferee Company.

14.2     With regard to provident fund, gratuity, superannuation, leave encashment and any other special scheme or benefits created by the respective Transferor Companies, if any, which exist immediately prior to the Effective Date, the Transferee Company shall stand substituted for the respective Transferor Companies for all purposes whatsoever, upon the coming into effect of this Scheme, including with regard to the obligation to make contributions to relevant authorities, such as the Regional Provident Fund Commissioner or to such other funds maintained by the respective Transferor Companies, in accordance with Applicable Law. It is hereby clarified that upon the coming into effect of this Scheme, such benefits and schemes shall continue to be provided to the transferred employees and the service of all transferred employees of the respective Transferor Companies for such purpose shall be treated as having been continuous.

14.3     It is provided that as far as the provident fund, gratuity fund, pension, superannuation fund or any other special fund created or existing, including any payments towards state insurance, for the benefit of such employees of the respective Transferor Companies are concerned, upon the Scheme becoming effective and with effect from the Appointed Date 1, each of the Transferor Companies shall stand substituted by the Transferee Company for all purposes whatsoever relating to the administration or operation of such funds or trusts or in relation to the obligation to make contribution to the said funds or trusts in accordance with the provisions of such funds or trusts as provided in the respective trust deeds or other documents. Upon the Scheme becoming effective and with effect from the Appointed Date 1, the contributions made by the respective Transferor Companies to the said funds and trusts for the period after the Appointed Date 1 shall be deemed to be made by the Transferee Company. It is the aim and the intent of the Scheme that all the rights, duties, powers and obligations of the respective Transferor Companies, in relation to such funds or trusts shall become those of the Transferee Company. The trustees including the Boards of the respective Transferor Companies and the Transferee Company or through any committee / person duly authorized by the Boards in this regard shall be entitled to adopt such course of action in this regard as may be advised provided however that there shall be no discontinuation or breakage in the services of the employees.

15.	CONSIDERATION

15.1     Upon the coming into effect of this Scheme and with effect from the Appointed Date 1, and in consideration of the transfer of and vesting of the Undertakings of the Transferor Companies in the Transferee Company, in terms of the Scheme, all the equity shares issued by the respective Transferor Companies and held by the Transferee Company and its nominees shall stand cancelled and extinguished and in lieu thereof, there shall be no allotment of equity shares in the Transferee Company or payment of any consideration.

16.	ACCOUNTING TREATMENT IN THE BOOKS OF THE TRANSFEREE COMPANY

16.1     Notwithstanding anything to the contrary herein, the Transferee Company shall account for the amalgamation of the each of the Transferor Companies with the Transferee Company, on completion of all substantial conditions for the transfer, in accordance with “Pooling of Interests Method” laid down in Appendix C of Ind AS-103 (Business Combinations of entities under common control) notified under Section 133 of the Companies Act, under the Companies (Indian Accounting Standard) Rules, 2015, as may be amended from time to time, such that:

16.1.1     The Transferee Company shall record the assets, liabilities and reserves, if any, of the respective Transferor Companies vested in it pursuant to this Scheme, at the respective book values and in the same form as appearing in the books of the respective Transferor Companies.

16.1.2     Pursuant to the amalgamation of the respective Transferor Companies with the Transferee Company, the inter-company balances between the Transferee Company and the respective Transferor Companies, if any, appearing in the books of the Transferee Company and the value of all investments held by the Transferee Company in each of the Transferor Companies shall stand cancelled.

16.1.3     The surplus/deficit, if any arising after taking the effect of clause 16.1.1 and after giving the effect of the adjustments referred to in clause 16.1.2, shall be transferred to the “Capital Reserve” in the financial statements of the Transferee Company and shall be presented separately from other capital reserves with disclosure of its nature and purpose in the notes.

16.1.4     In case of any difference in the accounting policy between the respective Transferor Companies and the Transferee Company, the accounting policies followed by the Transferee Company will prevail to ensure that the financial statements reflect the financial position based on consistent accounting policies.

16.1.5     Comparative financial information in the financial statements of the Transferee Company shall be restated for the accounting impact of amalgamation, as stated above, as if the amalgamation had occurred from the beginning of the comparative period.

16.1.6     Any matter not dealt with in the Clause hereinabove shall be dealt with in accordance with the accounting standards applicable to the Transferee Company.

17.	CONDUCT OF BUSINESS UNTIL THE EFFECTIVE DATE

17.1     From the date on which the Boards of the respective Transferor Companies and the Transferee Company approve the Scheme, each of the Transferor Companies shall carry on their respective businesses with reasonable diligence and business prudence in the ordinary course consistent with past practice, in accordance with Applicable Law and as mutually agreed between the Transferor Companies and the Transferee Company. Notwithstanding anything contained in the Scheme to the contrary, each of the respective Transferor Companies and the Transferee Company shall be able to raise capital from the date on which the Boards of the Transferor Companies and the Transferee Company approve the Scheme, as it may deem fit.

18.	DISSOLUTION OF THE TRANSFEROR COMPANIES

18.1     Upon the coming into effect of Part C of this Scheme and with effect from the Appointed Date 1, each of the Transferor Companies shall stand dissolved without being wound up, without any further act or deed.

19.	REORGANIZATION OF THE AUTHORIZED SHARE CAPITAL OF THE RESPECTIVE TRANSFEROR COMPANIES

19.1     Upon Part C of the Scheme becoming effective and with effect from the Appointed Date 1, and as an integral part of the Scheme, the authorized share capital of each of the Transferor Companies shall be reclassified/reorganized such that each equity share of Rs. 10/- (Rupees Ten only) of the respective Transferor Companies shall stand reclassified/reorganized as 5 (five) equity shares of Rs. 2/- (Rupees Two only) each.

19.2     It is clarified that the approval of the respective equity shareholders of the Transferor Companies to this Scheme shall be deemed to be their consent/approval to the reclassification of the authorized share capital envisaged under this Clause of the Scheme, as required under Sections 13, 61 and other applicable provisions of the Companies Act.

20.	CONSOLIDATION OF THE RESPECTIVE AUTHORIZED SHARE CAPITAL OF THE TRANSFEROR COMPANIES WITH THE AUTHORIZED SHARE CAPITAL OF THE TRANSFEREE COMPANY

20.1     Upon Part C of the Scheme becoming effective and with effect from the Appointed Date 1, and pursuant to the reclassification and reorganization of the resultant authorized share capital of the respective Transferor Companies as set out in Clause 19 above, the resultant authorized share capital of each of the Transferor Companies shall stand transferred to and be amalgamated/combined with the authorized share capital of the Transferee Company. The fees or stamp duty, if any, paid by each of the Transferor Companies on their respective authorized share capitals shall be deemed to have been so paid by the Transferee Company on the combined authorized share capital, and the Transferee Company shall not be required to pay any fee/ stamp duty for the increase of the authorized share capital. The authorized share capital of the Transferee Company will automatically stand increased to that effect by simply filing the requisite forms with the Registrar of Companies and no separate procedure or instrument or deed shall be required to be followed under the Companies Act.

Clause V. of the memorandum of association of the Transferee Company shall, upon the Scheme becoming effective, and without any further act, instrument or deed, be replaced by the following clause:

“V.     The Authorised Share Capital of the Corporation is Rs. 540,61,00,000/- (Rupees Five Hundred Forty Crores and Sixty One Lacs Only) comprising of 270,30,50,000 equity shares of the face value of Rs. 2/- (Rupees Two only) each.”

20.2     For the avoidance of doubt, it is hereby clarified that if the authorized share capital of the respective Transferor Companies or the Transferee Company undergoes any change, either as a consequence of any corporate action or otherwise, then, this Clause 20 shall automatically stand modified to take into account the effect of such change.

20.3 The approval of this Scheme by the equity shareholders of the Transferee Company under Sections 230 to 232 of the Companies Act, shall be deemed to have been an approval under Section 13, Section 61 and Section 64 or any other applicable provisions under the Companies Act and no further resolution(s) would be required to be separately passed in this regard.

PART D

AMALGAMATION OF THE AMALGAMATING COMPANY WITH THE AMALGAMATED COMPANY

21.	TRANSFER AND VESTING OF THE ASSETS OF THE AMALGAMATING COMPANY WITH THE AMALGAMATED COMPANY

21.1     Upon the coming into effect of the Scheme and with effect from the Appointed Date 2 and subject to the provisions of the Scheme, the Amalgamating Company, shall (after Part C of the Scheme has come into effect), stand amalgamated into the Amalgamated Company and the Undertaking of the Amalgamating Company shall, pursuant to the sanction of the Scheme by the Tribunal and pursuant to the provisions of Sections 230 to 232 and other applicable provisions, if any, of the Companies Act, be and stand transferred to and vested in and/ or be deemed to have been transferred to and vested in the Amalgamated Company, as a going concern, in accordance with Section 2(1B) of the Income Tax Act, without any further act, instrument, deed, matter or thing so as to become as and from the Appointed Date 2, the undertaking of the Amalgamated Company by virtue of and in the manner provided in this Scheme.

21.2     Without prejudice to the generality of Clause 21.1 above, upon the coming into effect of the Scheme and with effect from the Appointed Date 2 (after Part C of the Scheme has come into effect), and subject to the provisions of this Scheme, all the estate, assets, properties, rights, claims, title, interest and authorities including accretions and appurtenances of the Undertaking of the Amalgamating Company, of whatsoever nature and wherever situate, whether or not included in the books of the Amalgamating Company shall, subject to the provisions of this Clause 21 in relation to the mode of vesting and pursuant to Sections 230 to 232 and other applicable provisions, if any, of the Companies Act, and without any further act, deed, matter or thing, be and stand transferred to and vested in or shall be deemed to have been transferred to and vested in the Amalgamated Company as a going concern so as to become as and from the Appointed Date 2, the estates, assets, rights, claims, title, interest and authorities of the Amalgamated Company, subject to the provisions of this Scheme.

21.3     In respect of such of the assets of the Amalgamating Company as are movable in nature or otherwise capable of transfer by physical or constructive delivery or by endorsement and delivery or by vesting and recordal of whatsoever nature, the same shall be so transferred by the Amalgamating Company, and shall become the property of the Amalgamated Company with effect from the Appointed Date 2 pursuant to the provisions of Section 230 to 232 of the Companies Act without requiring any deed or instrument of conveyance for the same. The vesting pursuant to this sub-clause shall be deemed to have occurred by physical or constructive delivery or by endorsement and delivery or by vesting and recordal, pursuant to this Scheme, as appropriate to the property being vested and title to the property shall be deemed to have been transferred accordingly.

21.4     In respect of such of the assets belonging to the Amalgamating Company other than those mentioned in Clause 21.3 above, the same shall, as more particularly provided in Clause 21.2 above, without any further act, instrument or deed, be transferred to and vested in and/ or be deemed to be transferred to and vested in the Amalgamated Company upon the coming into effect of the Scheme and with effect from the Appointed Date 2 pursuant to the provisions of Section 230 to 232 of the Companies Act.

21.5     Upon the effectiveness of this Scheme, and with effect from the Appointed Date 2, all assets of the Amalgamating Company that are owned / leased / licensed immovable properties, including any right or interest in the buildings and structures standing thereon and all lease/ license or rent agreements, together with security deposits and advance / prepaid lease/ license fee, rights and easements in relation to such properties shall stand transferred to and be vested in, or be deemed to have been transferred to and vested in the Amalgamated Company, without any further act or deed, pursuant to the provisions of Part D of this Scheme. Further, relevant landlords, owners and lessors shall continue to comply with the terms, conditions and covenants under all relevant lease/ license or rent agreements and shall, in accordance with the terms of such agreements, refund the security deposits and advance / prepaid lease / license fee to the Amalgamated Company. The Amalgamated Company shall be entitled to exercise all rights and privileges attached to the aforesaid immoveable properties and shall be liable, as may be required, to pay the ground rent and Taxes and fulfil all obligations in relation to or applicable to such immovable properties. The mutation or substitution of the title to the immovable properties shall, upon this Scheme becoming effective and with effect from the Appointed Date 2, be made and duly recorded in the name of the Amalgamated Company by the appropriate authorities pursuant to the sanction of this Scheme by the Tribunal and upon the coming into effect of this Scheme in accordance with the terms hereof.

21.6     All the security interest over any moveable and/or immoveable properties and security in any other form (both present and future) including but not limited to any pledges, or guarantees, if any, created/executed by any person in favour of the Amalgamating Company or any other person acting on behalf of or for the benefit of the Amalgamating Company for securing the obligations of the persons to whom the Amalgamating Company has advanced loans and granted other funded and non-funded financial assistance, by way of letter of comfort or through other similar instruments shall without any further act, instrument or deed stand vested in and be deemed to be in favour of the Amalgamated Company and the benefit of such security shall be available to the Amalgamated Company as if such security was ab initio created in favour of the Amalgamated Company. The mutation or substitution of the charge in relation to the movable and immovable properties of the Amalgamating Company shall, upon this Scheme becoming effective and with effect from the Appointed Date 2, be made and duly recorded in the name of the Amalgamated Company by the appropriate authorities and third parties (including any depository participants) pursuant to the sanction of this Scheme by the Tribunal and upon the Scheme becoming effective in accordance with the terms hereof.

21.7     All trademarks, trade names, service marks, copyrights, logos, corporate names, brand names, domain names and all registrations, applications and renewals in connection therewith, and software and all website content (including text, graphics, images, audio, video and data), trade secrets, confidential business information and other proprietary information of the Amalgamating Company shall stand transferred to and vested in the Amalgamated Company.

22.	TRANSFER AND VESTING OF THE LIABILITIES OF THE AMALGAMATING COMPANY WITH THE AMALGAMATED COMPANY

22.1     Upon coming into effect of this Scheme and with effect from the Appointed Date 2, all the liabilities, contingent liabilities, debts, loans raised and used, duties, losses and obligations of the Amalgamating Company, whether or not recorded in its books of accounts or disclosed in the balance sheet of the Amalgamating Company, shall, under the provisions of Sections 230 to 232 and other applicable provisions, if any, of the Companies Act, without any further act, instrument, deed, matter or thing, stand transferred to and vested in the Amalgamated Company to the extent they are outstanding on the Effective Date so as to become as and from the Appointed Date 2 the liabilities, debts, loans, duties and obligations of the Amalgamated Company on the same terms and conditions as were applicable to the Amalgamating Company and the Amalgamated Company shall meet, discharge and satisfy the same and further it shall not be necessary to obtain the consent of any third party or other person who is a party to any contract or arrangement by virtue of which such liabilities, duties and obligations have arisen in order to give effect to the provisions of this Clause.

22.2     Without prejudice to the foregoing provisions of Clause 22.1 above, upon this Scheme becoming effective and with effect from the Appointed Date 2, all debentures, bonds, notes or other securities of the Amalgamating Company whether convertible into equity or otherwise or whether rupee denominated or otherwise (which are outstanding as on the Effective Date), shall, without any further act, instrument or deed become the securities of the Amalgamated Company and all rights, powers, duties and obligations in relation thereto shall be and shall stand transferred to and vested in or deemed to be transferred to and vested in and shall be exercised by or against the Amalgamated Company as if it were the Amalgamating Company. If the securities issued by the Amalgamating Company, including but not limited to debentures and bonds, are listed on any stock exchange, the same shall upon issuance/endorsement by the Amalgamated Company in terms of this Scheme, subject to applicable regulations and prior approval requirements, if any, be listed and/or admitted to trading on the relevant stock exchange(s) whether in India or abroad, where the securities were listed and/or admitted to trading on the same terms and conditions unless otherwise modified in accordance with the provisions hereof. In addition, the Board of the Amalgamated Company, shall be authorized to take such steps and do all acts, deeds and things as may be necessary, desirable or proper to list the various debentures, bonds and infrastructure bonds on the relevant exchanges. It is hereby clarified that it shall not be necessary to obtain the consent of any third party or other person who is a party to any contract or arrangement by virtue of which such debts, liabilities, duties and obligations have arisen in order to give effect to the provisions of this Clause. Upon the effectiveness of the Scheme and with effect from the Appointed Date 2, the transfer of the debentures and bonds shall be binding on the holders of the debentures and bonds, relevant stock exchanges, bankers, debenture trustees, depositories, custodians and registrar and transfer agents. The Amalgamated Company may execute such further documents and take such further actions as may be deemed necessary or appropriate to give effect to the provisions of this Scheme.

22.3     Upon the Scheme becoming effective and with effect from the Appointed Date 2, all the liabilities, loans, advances and other obligations (including any guarantees, letters of credit, letters of comfort or any other instrument or arrangement which may give rise to a liability including contingent liability in whatever form), if any, between the Amalgamating Company and the Amalgamated Company shall automatically stand discharged and come to an end and there shall be no liability in that behalf on either the Amalgamating Company or the Amalgamated Company and the appropriate effect shall be given in the books of accounts and records of the Amalgamated Company.

22.4     All Encumbrances, if any, existing prior to the Effective Date over the assets of the Amalgamating Company shall, after the Effective Date, without any further act, instrument or deed, continue to relate and attach to such assets or any part thereof to which they are related or attached prior to the Effective Date. Provided that if any of the assets of the Amalgamating Company which are being transferred to the Amalgamated Company pursuant to this Scheme have not been Encumbered as aforesaid, such assets shall remain unencumbered and the existing Encumbrances referred to above shall not be extended to and shall not operate over such assets. The absence of any formal amendment or approval which may be required by a lender or trustee or third party shall not affect the operation of the above. Notwithstanding anything contained to the contrary in this Scheme, any Encumbrance existing prior to the Effective Date, which may have been created on the assets of the Amalgamating Company (being a housing finance company) in relation to the deposits and/ or any other liabilities of the Amalgamating Company: (a) pursuant to regulatory/ statutory requirements that are applicable to housing finance companies under the Applicable Law; or (b) by way of contract, shall, after the Effective Date, without any further act, instrument or deed be automatically released and/or terminated as relevant, and such deposits and other liabilities shall become unsecured, if such Encumbrance is either not required or not permitted under the regulatory/ statutory requirements applicable to the Amalgamated Company (being a banking company) under the Applicable Law.

22.5     Without prejudice to the provisions of the foregoing Clauses and upon the effectiveness of this Scheme, the Amalgamated Company shall execute any instrument/s and/or document/s and/or do all the acts and deeds as may be required, including the filing of necessary particulars and/or modification(s) of charge, with the Registrar of Companies to give formal effect to the above provisions, if required.

22.6     It is expressly provided that, save as mentioned in this Clause, no other term or condition of the liabilities, loans, duties and obligations transferred to the Amalgamated Company as part of the Scheme shall be modified by virtue of this Scheme.

22.7     Subject to the necessary consents being obtained, if required, in accordance with the terms of this Scheme, the provisions of this Clause shall operate, notwithstanding anything to the contrary contained in any instrument, deed or writing or the terms of sanction or issue or any security document, all of which instruments, deeds or writings shall stand modified and/or superseded by the foregoing provisions.

22.8     Upon the coming into effect of the Scheme and with effect from the Appointed Date 2, all the deposit holders of the Amalgamating Company shall become the fixed deposit holders of the Amalgamated Company.

23.	CONTRACTS AND PERMITS

23.1     Upon the coming into effect of this Scheme and with effect from the Appointed Date 2, and subject to the provisions of the Scheme all contracts (including but not limited to customer contracts, service contracts and supplier contracts), deeds, bonds, indemnities, agreements, schemes, licenses, memoranda of undertakings, memoranda of agreements, memoranda of agreed points, letters of intent, arrangements and other instruments of whatsoever nature, to which the Amalgamating Company is a party or to the benefit of which the Amalgamating Company may be eligible or for the obligations of which the Amalgamating Company may be liable, and which are subsisting or having effect immediately before the Effective Date, shall continue in full force and effect against or in favour, as the case may be, of the Amalgamated Company and may be enforced as fully and effectually as if, instead of the Amalgamating Company, the Amalgamated Company had been a party or beneficiary or obligee or obligor thereto.

23.2     Without prejudice to the other provisions of this Scheme and notwithstanding the fact that vesting of the Undertaking of the Amalgamating Company occurs by virtue of this Scheme itself, the Amalgamated Company may, at any time after the coming into effect of this Scheme in accordance with the provisions hereof, if so required under any Applicable Law or otherwise, execute deeds (including deeds of adherence), confirmations or other writings or tripartite agreements with any party to any contract or arrangement to which the Amalgamating Company is a party or any writings as may be necessary to be executed in order to give formal effect to the above provisions. The Amalgamated Company shall, under the provisions of Part D of this Scheme, be deemed to be authorized to execute any such writings on behalf of the Amalgamating Company and to carry out or perform all such formalities or compliances referred to above on the part of the Amalgamating Company to be carried out or performed.

23.3     For the avoidance of doubt and without prejudice to the generality of the foregoing, it is clarified that upon the coming into effect of this Scheme and with effect from the Appointed Date 2 and subject to Applicable Law, all approvals, including municipal approvals, allocations, allotments, consents, authorities (including for operation of bank accounts), concessions, clearances, credits, awards, sanctions, exemptions, subsidies, registrations, no-objection certificates, permits, quotas, rights, entitlements, authorizations, powers, statutory rights, pre-qualifications, bid acceptances, tenders, licenses (including the licenses granted by any governmental, statutory or regulatory bodies for the purpose of carrying on its business or in connection therewith), permissions and certificates of every kind and description whatsoever in relation to the Amalgamating Company including powers of attorney given by the Amalgamating Company, or to the benefit of which the Amalgamating Company may be eligible/entitled, and which are subsisting or having effect immediately before the Effective Date, shall stand transferred to the Amalgamated Company as if the same were originally given by, issued to or executed in favour of the Amalgamated Company, and the Amalgamated Company shall be bound by the terms thereof, the obligations and duties thereunder, and the rights and benefits under the same shall be available to the Amalgamated Company. It is hereby clarified that if the consent of any third party or authority is required to give effect to the provisions of this Clause, the said third party or authority shall make and duly record the necessary substitution/endorsement in the name of the Amalgamated Company pursuant to the sanction of this Scheme by the Tribunal, and upon this Scheme becoming effective in accordance with the terms hereof. The Amalgamated Company shall be entitled to make applications to any Governmental Authority as may be necessary in this behalf.

23.4     Upon the effectiveness of the Scheme, the Amalgamated Company shall be entitled to operate all bank accounts, realise all monies and complete and enforce all pending contracts and transactions in the name of the Amalgamating Company to the extent necessary until the transfer of the rights and obligations of the Amalgamating Company to the Amalgamated Company under the Scheme is formally accepted and completed by the parties concerned. For avoidance of doubt, it is hereby clarified that all cheques and other negotiable instruments, payment orders received and presented for encashment which are in the name of the Amalgamating Company, after the Effective Date, shall be accepted by the bankers of the Amalgamated Company and credited to the accounts of the Amalgamated Company, if presented by the Amalgamated Company. Similarly, the bankers of the Amalgamated Company shall honour all cheques issued by the Amalgamating Company for payment after the Effective Date.

23.5     Upon effectiveness of this Scheme and with effect from the Appointed Date 2, all letters of intent, requests for proposal, pre-qualifications, bid acceptances, tenders, and other instruments of whatsoever nature to which the Amalgamating Company is a party to or to the benefit of which the Amalgamating Company may be eligible, shall remain in full force and effect against or in favour of the Amalgamated Company and may be enforced as fully and effectually as if, instead of the Amalgamating Company, the Amalgamated Company had been a party or beneficiary or obligee thereto. Upon coming into effect of this Scheme and with effect from the Appointed Date 2, the past track record of the Amalgamating Company shall be deemed to be the track record of the Amalgamated Company for all purposes, including commercial and regulatory purposes.

23.6     Upon effectiveness of the Scheme and with effect from the Appointed Date 2, all bank accounts operated or entitled to be operated by the Amalgamating Company shall be deemed to have transferred and shall stand transferred to the Amalgamated Company and name of the Amalgamating Company shall be substituted by the name of the Amalgamated Company in the bank’s records.

23.7     In relation to the borrowers of the Amalgamating Company as existing on or prior to the Effective Date, the Amalgamated Company shall have the right to change, on or any time after the Effective Date, the rate of interest including benchmark and/or spread thereof, such that the same are aligned to the benchmark rate and spread that the Amalgamated Company uses or may be required to use as per the Applicable Law.

23.8     Without prejudice to the other provisions of this Scheme, upon effectiveness of the Scheme and with effect from the Appointed Date 2, all transactions between the Amalgamating Company and the Amalgamated Company, that have not been completed, shall stand cancelled.

24.	TAXATION MATTERS

24.1     Upon the coming into effect of this Scheme and with effect from the Appointed Date 2, all Taxes paid, payable, received or receivable by or on behalf of the Amalgamating Company, including but not limited to all or any refunds, claims or entitlements or credits (including credits for income Tax, withholding Tax, advance Tax, self-assessment Tax, minimum alternate Tax, foreign Tax credits, CENVAT credit, goods and services Tax credits, other indirect Tax credits and other tax receivables) shall, for all purposes, be treated as the Tax, liability, refund, claims, including but not limited to claims under section 43B, section 40 of the Income Tax Act, or credit, as the case may be, of the Amalgamated Company, and any Tax incentives, benefits (including claims for unabsorbed Tax losses and unabsorbed Tax depreciation), advantages, privileges, elections, exemptions, credits, Tax holidays, benefits of exercise of any option, remissions or reduction which would have been available to the Amalgamating Company, shall be available to the Amalgamated Company, and following the Effective Date, the Amalgamated Company shall be entitled to initiate, raise, add or modify any claims in relation to such taxes on behalf of the Amalgamating Company.

24.2     Upon the Scheme becoming effective and with effect from the Appointed Date 2, the Amalgamated Company is expressly permitted to revise its financial statements and returns along with prescribed forms, filings and annexures under the Income Tax Act, central sales Tax law, applicable state value added Tax law, service Tax laws, excise duty laws, goods and services Tax laws, and other Tax laws, and to claim refunds and/or credit for Taxes paid (including, tax deducted at source, wealth tax, etc.) and for matters incidental thereto, if required, to give effect to the provisions of the Scheme.

24.3     All compliances with respect to Taxes or any other Applicable Laws undertaken by the Amalgamating Company, prior to the Effective Date but pertaining to the period after the Effective Date, shall be deemed to have been complied with, by the Amalgamated Company. Any Taxes deducted by the Amalgamated Company from payments made to the Amalgamating Company shall be deemed to be advance tax paid by the Amalgamated Company.

25.	LEGAL PROCEEDINGS

25.1     Upon the coming into effect of this Scheme and with effect from the Appointed Date 2, in accordance with Applicable Law, all the Proceedings by or against the Amalgamating Company pending as on the Effective Date, shall not abate or be discontinued or be in any way prejudicially affected in any way by reason of the Scheme or by anything contained in the Scheme, but the Proceedings shall be continued, prosecuted and enforced, as the case may be, by or against the Amalgamated Company in the same manner and to the same extent as they would or might have been continued, prosecuted or enforced by or against the Amalgamating Company, if the Scheme had not been made. On and from the Effective Date, the Amalgamated Company may initiate, defend, compromise or otherwise deal with any Proceedings for and on behalf of the Amalgamating Company. The Amalgamated Company undertakes to have all the Proceedings specified in this Clause, initiated by or against the Amalgamating Company, transfer to its name and to have such Proceedings continued, prosecuted and enforced, as the case may be, by or against the Amalgamated Company, subject to Applicable Law.

26.	EMPLOYEES OF THE AMALGAMATING COMPANY

26.1     With effect from the Effective Date, all the staff and employees of the Amalgamating Company, who are in such employment as on the Effective Date, shall, become and be deemed to have become, the staff and employees of the Amalgamated Company, without any break in or interruption of in service and on terms and conditions not less favourable than those on which they were engaged by the Amalgamating Company, as a result of the transfer and vesting of the Undertaking of the Amalgamating Company. Services of the staff and employees shall be taken into account from the date of their respective appointment with the Amalgamating Company for the purposes of all retirement benefits and all other entitlements for which they may be eligible. For the purpose of payment of any retrenchment compensation or other termination benefits, if any, such past services with the Amalgamating Company shall also be taken into account by the Amalgamated Company.

26.2     With regard to provident fund, gratuity, superannuation and any other similar scheme for employees created by the Amalgamating Company, which exist immediately prior to the Effective Date, the Amalgamating Company shall stand substituted by the Amalgamated Company for all purposes whatsoever, upon the coming into effect of this Scheme, including with regard to the obligation to make contributions to relevant authorities, such as the Regional Provident Fund Commissioner or to such other funds maintained by the Amalgamating Company, in accordance with Applicable Law, basis continuity of service.

26.3     It is provided that as far as the provident fund, gratuity fund, pension, superannuation fund or any other special fund created or existing, including any payments towards state insurance, for the benefit of such employees of the Amalgamating Company are concerned, upon the Scheme becoming effective, the Amalgamating Company shall stand substituted by the Amalgamated Company for all purposes whatsoever relating to the administration or operation of such funds or trusts or in relation to the obligation to make contribution to the said funds or trusts in accordance with the provisions of such funds or trusts as provided in the respective trust deeds or other documents. It is the aim and the intent of the Scheme that all the rights, duties, powers and obligations of the Amalgamating Company in relation to such funds or trusts shall become those of the Amalgamated Company. The trustees including the Boards of the Amalgamating Company and the Amalgamated Company or through any committee / person duly authorized by the Boards in this regard shall be entitled to adopt such course of action in this regard as may be advised provided however that there shall be no discontinuation or breakage in the services of the employees.

27.	CONSIDERATION

27.1     Upon the coming into effect of the Scheme and with effect from the Appointed Date 2, and in consideration of the transfer and vesting of the Undertaking of the Amalgamating Company in the Amalgamated Company pursuant to Part D of this Scheme (after coming into effect of Part C of the Scheme, i.e. after transfer and vesting of the Undertakings of the Transferor Companies with the Transferee Company), the Amalgamated Company shall, without any further application, act or deed, issue and allot to the equity shareholders of the Amalgamating Company whose names are recorded in the register of members as a member of the Amalgamating Company on the Record Date (or to such of their respective heirs, executors, administrators or other legal representatives or other successors in title as may be recognized by the Board of the Amalgamated Company) 42 (forty two) Amalgamated Company Shares, credited as fully paid-up, for every 25 (twenty five) equity shares of the face value of Rs. 2/- (Rupees Two only) each fully paid-up held by such member in the Amalgamating Company (“Share Exchange Ratio”). The Amalgamated Company Shares to be issued by the Amalgamated Company to the shareholders of Amalgamating Company in accordance with this Clause 27.1 shall be hereinafter referred to as “New Equity Shares”.

27.2     In the event of there being any pending share transfers, whether lodged or outstanding, of any equity shareholder of the Amalgamating Company, the Board of the Amalgamated Company shall be empowered in appropriate cases, prior to or even subsequent to the Record Date, as the case may be, to effectuate such a transfer as if such changes in the registered holder were operative as on the Record Date, in order to remove any difficulties arising to the transfer of the shares in the Amalgamating Company and in relation to the shares issued by the Amalgamated Company, after the effectiveness of the Scheme. The Board of the Amalgamated Company shall be empowered to remove such difficulties as may arise in the course of implementation of this Scheme and registration of new shareholders in the Amalgamated Company on account of difficulties faced in the transition period.

27.3     Where New Equity Shares of the Amalgamated Company are to be allotted to heirs, executors or administrators, as the case may be, to successors of deceased equity shareholders or legal representatives of the equity shareholders of the Amalgamating Company, the concerned heirs, executors, administrators, successors or legal representatives shall be obliged to produce evidence of title satisfactory to the Board of the Amalgamated Company.

27.4     The New Equity Shares of the Amalgamated Company allotted and issued in terms of Clause 27.1 above, shall be listed and/ or admitted to trading on the Stock Exchanges, where the equity shares of the Amalgamated Company are listed and/ or admitted to trading as on the Effective Date. The New Equity Shares of the Amalgamated Company shall, however, be listed subject to the Amalgamated Company obtaining the requisite approvals from all the relevant Governmental Authorities pertaining to the listing of the New Equity Shares of the Amalgamated Company. The Amalgamated Company shall enter into such arrangements and give such confirmations and/or undertakings as may be necessary in accordance with Applicable Law for complying with the formalities of the Stock Exchanges.

27.5     Upon the Scheme becoming effective and upon the New Equity Shares of the Amalgamated Company being allotted and issued by it to the shareholders of the Amalgamating Company whose names appear on the register of members as a member of the Amalgamating Company on the Record Date or whose names appear as the beneficial owners of the equity shares of the Amalgamating Company in the records of the depositories/ register of members, as the case may be, as on the Record Date, the equity shares of the Amalgamating Company, both in electronic form and in the physical form, shall be deemed to have been automatically cancelled and be of no effect on and from the Record Date.

27.6     The New Equity Shares of the Amalgamated Company to be allotted and issued to the shareholders of the Amalgamating Company as provided in Clause 27.1 above shall be subject to the provisions of the memorandum and articles of association of the Amalgamated Company and shall rank pari-passu in all respects with the Amalgamated Company Shares after the Effective Date including in respect of dividend, if any, that may be declared by the Amalgamated Company on or after the Effective Date.

27.7     The issue and allotment of the New Equity Shares by the Amalgamated Company to the equity shareholders of the Amalgamating Company as provided in the Scheme, is an integral part thereof and shall be deemed to have been carried out without requiring any further act on the part of the Amalgamated Company or its shareholders and as if the procedure laid down under Section 62 or any other applicable provisions of the Companies Act, as may be applicable, and such other statues and regulations as may be applicable were duly complied with.

27.8     For the purposes of allotment of the New Equity Shares, pursuant to this Scheme, in case any Amalgamating Company’s shareholder becomes entitled to any fractional shares, entitlements or credit on the issue and allotment of the New Equity Shares by the Amalgamated Company in accordance with Clause 27.1 above, the Amalgamated Company shall not issue fractional shares to such shareholder and shall consolidate all such fractional entitlements and round up the aggregate of such fractions to the next whole number and shall, without any further application, act, instrument or deed, issue and allot such consolidated equity shares directly to an individual trust or a board of trustees or a corporate trustee nominated by the Amalgamated Company (“Trustee”), who shall hold such New Equity Shares with all additions or accretions thereto in trust for the benefit of the respective shareholders, to whom they belong and their respective heirs, executors, administrators or successors for the specific purpose of selling such equity shares in the market at such price or prices at any time within a period of 90 (ninety) days from the date of allotment, and on such sale, distribute the net sale proceeds (after deduction of the expenses incurred and applicable income Tax) to the respective shareholders in the same proportion of their fractional entitlements. Any fractional entitlements from such net proceeds shall be rounded off to the next Rupee. It is clarified that any such distribution shall take place only on the sale of all the fractional shares of the Amalgamated Company by the Trustee pertaining to the fractional entitlements.

27.9     Unless otherwise notified in writing on or before such date as may be determined by the Board of the Amalgamated Company or a committee thereof, the New Equity Shares issued to the equity shareholders of the Amalgamating Company by the Amalgamated Company shall be issued in dematerialized form by the Amalgamated Company, provided that the details of the depository accounts of the members of the Amalgamating Company are made available to the Amalgamated Company by the Amalgamating Company at least 2 (Two) working days prior to the Effective Date. In case of equity shareholders for whom such details are not available with the Amalgamated Company and in case of the equity shareholders of the Amalgamating Company who hold equity shares in physical form, the Amalgamated Company shall deal with the issuance of the relevant New Equity Shares in such manner as may be permissible under the Applicable Law, including by way of issuing the said New Equity Shares in dematerialised form to a demat account held by a trustee nominated by the Board of the Amalgamated Company or into an escrow account opened by the Amalgamated Company or an escrow agent nominated by it, with a depository, as determined by the Board of the Amalgamated Company, where such New Equity Shares of the Amalgamated Company shall be held on for the benefit of such shareholders (or to such of their respective heirs, executors, administrators or other legal representatives or other successors in title) of the Amalgamated Company. The New Equity Shares so held in such trustee’s account or escrow account, as the case may be, shall be transferred to the respective shareholders once such shareholder provides details of his/ her/ its demat account to the Amalgamated Company, along with such documents as may be required by the Amalgamated Company. The respective shareholders shall have all the rights of the shareholders of the Amalgamated Company, including the right to receive dividend, voting rights and other corporate benefits, pending such transfer of the said New Equity shares from the said trustee’s account or the escrow account, as the case may be. All costs and expenses incurred in this respect shall be borne by Amalgamated Company.

27.10    The New Equity Shares to be issued by the Amalgamated Company pursuant to Clause 27.1 above in respect of such equity shares of the Amalgamating Company as are subject to lock-in pursuant to Applicable Law, if applicable, shall remain locked-in as required under the Applicable Law.

27.11    The New Equity Shares to be issued by the Amalgamated Company pursuant to Clause 27.1 above in respect of such equity shares of the Amalgamating Company, the allotment or transfer of which is held in abeyance under the Applicable Law shall, pending allotment or settlement of dispute by order of the appropriate court or otherwise, also be kept in abeyance in like manner by the Amalgamated Company.

27.12    The Amalgamated Company shall enter into such arrangements and give such confirmations and/ or undertakings as may be necessary in accordance with Applicable Law for complying with the formalities of the concerned Stock Exchanges.

27.13    The New Equity Shares allotted pursuant to the Scheme shall remain frozen in the depositories system until listing/trading permission is given by the Stock Exchanges, as the case may be.

27.14    In the event, the Amalgamating Company or the Amalgamated Company restructures their equity share capital by way of share split / consolidation / issue of bonus shares during the pendency of the Scheme, the Share Exchange Ratio, per Clause 27.1 above shall be adjusted accordingly, to consider the effect of any such corporate actions.

28.	CANCELLATION OF THE EQUITY SHARES HELD BY THE AMALGAMATING COMPANY IN THE AMALGAMATED COMPANY

28.1     Simultaneous with the issuance of the New Equity Shares, in accordance with Clause 27 of this Scheme, the existing issued and paid-up equity share capital of the Amalgamated Company, as held by the Amalgamating Company, shall, without any further application, act, instrument or deed, be automatically cancelled.

28.2     The cancellation of the equity share capital held by the Amalgamating Company (including shares vested pursuant to Part C of the Scheme), in the Amalgamated Company, in accordance with Clause 28.1 of this Scheme, shall be effected as a part of this Scheme itself and not under a separate procedure, in terms of Section 66 of the Companies Act and the order of the Tribunal sanctioning this Scheme shall be deemed to be an order under Section 66 of the Companies Act, or any other applicable provisions, confirming the reduction. The consent of the shareholders of Amalgamated Company to this Scheme shall be deemed to be the consent of its shareholders for the purpose of effecting the reduction under the provisions of Section 66 of the Companies Act as well and no further compliances would be separately required.

29.	ACCOUNTING TREATMENT IN THE BOOKS OF THE AMALGAMATED COMPANY

29.1     The Amalgamated Company, shall, upon this Scheme becoming effective and with effect from the Appointed Date 2, record the assets and liabilities of the Amalgamating Company as vested in the Amalgamated Company pursuant to this Scheme in accordance with the accounting standards notified under Section 133 of the Companies Act and the rules thereto, as amended from time to time, as applicable on the Effective Date.

29.2     Presently, the Amalgamated Company is required to follow IGAAP and accordingly the amalgamation of the Amalgamating Company with the Amalgamated Company shall be accounted using the “Pooling of Interests” method prescribed in AS-14, “Accounting for Amalgamations”.

29.3    In case the applicable accounting treatment for the amalgamation of the Amalgamating Company with the Amalgamated Company changes prior to the Scheme becoming effective, the Amalgamated Company shall give effect to such accounting treatment as applicable on the date of this Scheme becoming effective.

29.4    In case of any difference in accounting policies/framework between the Amalgamating Company and the Amalgamated Company, the accounting policies/framework followed by the Amalgamated Company shall prevail to ensure that the financial statements reflect the financial position based on uniform accounting policies/framework.

30.	EMPLOYEE STOCK OPTION PLAN

30.1    In respect of stock options granted by the Amalgamating Company under the Amalgamating Company ESOP Plans, upon the effectiveness of the Scheme, the Amalgamated Company shall issue stock options to the Eligible Employees taking into account the Share Exchange Ratio and on the terms and conditions as are existing and are in force under the Amalgamating Company ESOP Plans, and which are no less favourable than those provided under the Amalgamating Company ESOP Plans, however, subject to Applicable Law. Such stock options may be issued by the Amalgamated Company either under any of its Existing Employees Stock Option Plans or a revised stock option plan for the employees of the Amalgamated Company and the Eligible Employees or under a separate employee stock option plan created by the Amalgamated Company inter alia for the purpose of granting stock options to the Eligible Employees pursuant to this Scheme (“Transferee Stock Option Plan”).

30.2    It is hereby clarified that upon this Scheme becoming effective and with effect from the Appointed Date 2, options granted by the Amalgamating Company to the Eligible Employees under the Amalgamating Company ESOP Plans shall automatically stand cancelled. Further, upon the Scheme becoming effective and after cancellation of the options granted to the Eligible Employees under the Amalgamating Company ESOP Plans, the fresh options shall be granted by the Amalgamated Company to the Eligible Employees on the basis of the Share Exchange Ratio. Fractional entitlements, if any, arising pursuant to the applicability of the Share Exchange Ratio as above shall be rounded off to the nearest higher integer. The exercise price payable for options granted by the Amalgamated Company to the Eligible Employees shall be based on the exercise price payable by such Eligible Employees under the Amalgamating Company ESOP Plans as adjusted after taking into account the effect of the Share Exchange Ratio.

30.3    The grant of options to the Eligible Employees pursuant to Clause 30.2 of this Scheme shall be effected as an integral part of the Scheme and the approval of RBI and/or any other Governmental Authority, shareholders of the Amalgamated Company to this Scheme shall be deemed to be their consent in relation to all matters pertaining to the Transferee Stock Option Plan, including without limitation, for the purposes of creating the Transferee Stock Option Plan and/ or modifying the Transferee Stock Option Plan (including increasing the maximum number of equity shares that can be issued consequent to the exercise of the stock options granted under the Amalgamating Company ESOP Plans, and/ or modifying the exercise price of the stock options under the Transferee Stock Option Plan), and all related matters. No further approval of the shareholders of the Amalgamated Company would be required in this connection under Applicable Law.

30.4    It is hereby clarified that in relation to the options granted by the Amalgamated Company to the Eligible Employees, the period during which the options granted by the Amalgamating Company were held by or deemed to have been held by the Eligible Employees shall be taken into account for determining the minimum vesting period required under Applicable Law or agreement or deed for stock options granted under the Transferee Stock Option Plan, as the case may be.

30.5    The Boards of the Amalgamating Company and the Amalgamated Company or any of the committee(s) thereof, including the compensation committee, if any, shall take such actions and execute such further documents as may be necessary or desirable for the purpose of giving effect to the provisions of this Clause of the Scheme.

31.	TREATMENT OF WARRANTS

31.1    It is hereby clarified that upon this Scheme becoming effective and with effect from the Appointed Date 2, the warrants issued by the Amalgamating Company and outstanding as on the Effective Date (“Warrants”) shall continue in the Amalgamated Company. The number of equity shares of the Amalgamated Company that the holders of the Warrants shall be entitled to upon exercise of such Warrants shall be on the basis of the Share Exchange Ratio. Fractional entitlements, if any, of holders of Warrants arising pursuant to the applicability of the Share Exchange Ratio as above shall be aggregated and issued to a trust setup for this purpose and the equity shares of the Amalgamated Company so issued shall be sold in the market and proceeds thereof shall be distributed to the holders of the Warrants as aforesaid, in accordance with their entitlement. Other than as aforesaid, there shall be no other changes to the terms of such Warrants including but not limited to the exercise price of such Warrants.

31.2    The abovementioned treatment of the Warrants pursuant to Clause 31.1 of this Scheme shall be effected as an integral part of the Scheme and the approval of RBI and/or any other Governmental Authority, shareholders of the Amalgamating Company and the Amalgamated Company to this Scheme shall be deemed to be their consent in relation to all related matters. No further approval of the shareholders of the Amalgamating Company or Amalgamated Company would be required in this connection under Applicable Law.

31.3    The Boards of the Amalgamating Company and the Amalgamated Company or any of the committee(s) thereof, shall take such actions and execute such further documents as may be necessary or desirable for the purpose of giving effect to the provisions of Clause 31 of the Scheme.

32.	U.S. LAW CONSIDERATIONS

32.1    The securities which may be issued pursuant to the Scheme (the “Transaction Securities”), as applicable, have not been, and will not be registered with the U.S. Securities and Exchange Commission (hereinafter referred to as the “SEC”) under the U.S. Securities Act of 1933, as amended, including the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) or the securities law of any state or other jurisdiction, and are being offered and sold in reliance on certain exemptions from registration under the Securities Act. Neither these securities nor any interest or participation therein may be offered, sold assigned, transferred, pledged, encumbered or otherwise disposed of in the United States or to U.S. Persons (within the meaning of Regulation S under the Securities Act) unless an exemption from the registration requirements of the Securities Act is available;

32.2    The Transaction Securities are anticipated to be issued in reliance upon the exemption from registration requirement of the Securities Act provided by Section 3(a)(10) thereof (hereinafter referred to as the “Section 3(a)(10) Exemption”) and applicable exemptions under state securities laws. To obtain the Section 3(a)(10) Exemption, the Amalgamated Company will be relying on the Tribunal’s approval of the Scheme following the hearing of the Tribunal on the terms and conditions of the Scheme;

32.3    Further, for purposes of ensuring that the Scheme complies with the requirements of Section 3(a)(10) of the U.S. Securities Act, the Amalgamating Company and the Amalgamated Company shall undertake that;

32.3.1    the holders of securities of the Amalgamating Company, as against their respective securities, shall receive the Transaction Securities to be issued by the Amalgamated Company, as applicable, and shall not receive cash or other consideration;

32.3.2    the Scheme shall become effective only after it has been approved by the Tribunal following the hearings by the Tribunal; and

32.3.3    the Amalgamated Company shall, on or prior to the Record Date, submit to the SEC, an announcement under cover of a Form 6- K with respect to the Scheme.

33.	CONDUCT OF BUSINESS UNTIL THE EFFECTIVE DATE

33.1    From the date on which the Boards of the Amalgamating Company and the Amalgamated Company approve this Scheme until the Effective Date, the Amalgamating Company and the Amalgamated Company shall carry on their respective business with reasonable diligence and business prudence in the ordinary course consistent with past practice, in accordance with Applicable Law and as mutually agreed between the Amalgamating Company and the Amalgamated Company. Notwithstanding anything contained in the Scheme to the contrary, each of the Amalgamating Company and the Amalgamated Company shall be able to raise capital from the date on which the Boards of the Amalgamating Company and the Amalgamated Company approve the Scheme, as it may deem fit.

34.	DISSOLUTION OF THE AMALGAMATING COMPANY

34.1    Upon the coming into effect of Part D of this Scheme and with effect from the Appointed Date 2, the Amalgamating Company shall stand dissolved without being wound up, without any further act or deed.

35. REORGANIZATION OF THE AUTHORIZED SHARE CAPITAL OF THE AMALGAMATING COMPANY

35.1    Upon Part D of the Scheme becoming effective and with effect from the Appointed Date 2, and as an integral part of the Scheme, the authorized share capital of the Amalgamating Company shall be reclassified/reorganized such that each equity share of Rs. 2/- (Rupees Two only) of the Amalgamating Company shall stand reclassified/reorganized as 2 (two) equity shares of Rs. 1/- (Rupee One only) each.

35.2    It is clarified that the approval of the equity shareholders of the Amalgamating Company to this Scheme shall be deemed to be their consent/approval to the reclassification of the authorized share capital envisaged under this Clause of the Scheme, as required under Sections 13, 61 and other applicable provisions of the Companies Act.

36.	CONSOLIDATION OF THE AUTHORIZED SHARE CAPITAL OF THE AMALGAMATING COMPANY WITH THE AUTHORIZED SHARE CAPITAL OF THE AMALGAMATED COMPANY

36.1    Upon Part D of the Scheme becoming effective and with effect from the Appointed Date 2, and pursuant to the reclassification and reorganization of the resultant authorized share capital of the Amalgamating Company as set out in Clause 35 above, the resultant authorized share capital of the Amalgamating Company shall stand transferred to and be amalgamated/combined with the authorized share capital of the Amalgamated Company. The fees or stamp duty, if any, paid by the Amalgamating Company on its authorized share capital shall be deemed to have been so paid by the Amalgamated Company on the combined authorized share capital, and the Amalgamated Company shall not be required to pay any fee/ stamp duty for the increase of the authorized share capital. The authorized share capital of the Amalgamated Company will automatically stand increased to that effect by simply filing the requisite forms with the Registrar of Companies and no separate procedure or instrument or deed shall be required to be followed under the Companies Act.

Clause V. of the memorandum of association of the Amalgamated Company shall, upon Part D of the Scheme becoming effective, and without any further act, instrument or deed, be replaced by the following clause:

“V.     The Capital of the Company is Rs. 1190,61,00,000/- (Rupees One Thousand One Hundred Ninety Crores and Sixty One Lacs Only) divided into 1190,61,00,000 (One Thousand One Hundred Ninety Crores and Sixty One Lacs) Equity Shares of Re. 1/- (Rupee One Only) each with a power to increase or reduce the share capital.”

36.2    For the avoidance of doubt, it is clarified that, in case, the authorized share capital of the Amalgamated Company undergoes any change, either as a consequence of any corporate actions or otherwise, then Clause 36.1 shall automatically stand modified/adjusted to take into account the effect of such change.

36.3    The approval of this Scheme by the equity shareholders of the Amalgamated Company under Sections 230 to 232 of the Companies Act, shall be deemed to have been an approval under Section 13, Section 61 and Section 64 or any other applicable provisions under the Companies Act and no further resolution(s) would be required to be separately passed in this regard.

PART E

GENERAL TERMS AND CONDITIONS APPLICABLE TO THE SCHEME

37.	SEQUENCING OF EVENTS

37.1    Upon the coming into effect of the Scheme and with effect from the Appointed Date 1 for Part C of the Scheme and the Appointed Date 2 for Part D of the Scheme, and subject to the provisions of the Scheme, the following shall be deemed to have occurred, only in the sequence and in the order mentioned hereunder:

(a)    filing of certified copies of the order(s) of the Tribunal with the Registrar of Companies by each of the Transferor Companies and the Transferee Company, pursuant to which, the amalgamation of the Transferor Companies into and with the Transferee Company, in accordance with Part C of this Scheme shall become effective;

(b)    reorganization/reclassification of the respective authorized share capital of the Transferor Companies, in accordance with Part C of the Scheme;

(c)    transfer of the respective authorized share capital of the Transferor Companies to the Transferee Company and consequential increase in the authorized share capital of the Transferee Company in accordance with Part C of the Scheme;

(d)    cancellation of the equity shares issued by the respective Transferor Companies to the Transferee Company, in accordance with Part C of the Scheme;

(e)    dissolution of the respective Transferor Companies without being wound up, in accordance with Part C of the Scheme;

(f)    filing of certified copies of the order(s) of the Tribunal with the Registrar of Companies by the Amalgamating Company and the Amalgamated Company, pursuant to which, the amalgamation of the Amalgamating Company into and with the Amalgamated Company, in accordance with Part D of this Scheme shall become effective;

(g)    reorganization/reclassification of the authorized share capital of the Amalgamating Company, in accordance with Part D of the Scheme;

(h)    transfer of the authorized share capital of the Amalgamating Company to the Amalgamated Company and consequential increase in the authorized share capital of the Amalgamated Company in accordance with Part D of the Scheme;

(i)    dissolution of the Amalgamating Company without being wound up, in accordance with Part D of the Scheme;

(j)    cancellation of the shareholding of the Amalgamating Company in the Amalgamated Company in its entirety, without any further act or deed, in accordance with Part D of the Scheme;

(k)    issue and allotment of New Equity Shares of the Amalgamated Company to the shareholders of the Amalgamating Company as of the Record Date in accordance with Part D of this Scheme; and

(l)    issue of stock options by the Amalgamated Company to the Eligible Employees, in accordance with Part D of the Scheme.

38.	DIVIDENDS

38.1    The Parties shall be entitled to declare and pay dividends, whether interim or final, to their shareholders, as per their respective dividend policies consistent with past practice (except any years for which dividend declaration and payout was restricted by any Governmental Authority) in respect of the accounting period after the date of approval of the Scheme by the Board of the Parties and prior to the Effective Date.

38.2    It is clarified that the aforesaid provisions in respect of declaration of dividends are enabling provisions only and shall not be deemed to confer any right on any member of the Transferor Companies, Amalgamating Company and/or the Amalgamated Company to demand or claim any dividends which, subject to Clause 38.1 and the provisions of the Companies Act, shall be entirely at the discretion of the Board of the Transferor Companies, Amalgamating Company and/or Amalgamated Company, as the case may be, and subject, wherever necessary, to the approval of the respective shareholders.

39.	APPLICATIONS/ PETITIONS TO THE TRIBUNAL AND APPROVALS

39.1    Each of the Transferor Companies, Amalgamating Company and the Amalgamated Company, respectively, shall, with all reasonable dispatch, make and file all applications/petitions under Sections 230 to 232 read with other applicable provisions of the Companies Act, to the Tribunal, for sanction of this Scheme and for dissolution of the Transferor Companies and the Amalgamating Company, respectively.

39.2    The Amalgamated Company shall be entitled, pending the sanction of the Scheme, to apply to any Governmental Authority, if required, under any Applicable Law for such consents and approvals which the Amalgamated Company may require to own the Undertaking of the Amalgamating Company and to carry on the business of the Amalgamating Company.

40.	MODIFICATIONS/ AMENDMENTS TO THE SCHEME

40.1    The Parties by their respective Boards, acting jointly but not individually, at any time, may make and/ or consent to any modifications/ amendments to the Scheme, or to any conditions or limitations that the Tribunal or any other Governmental Authority may deem fit to direct or impose or which may otherwise be considered necessary, desirable or appropriate by the Tribunal or such other Governmental Authority, whether in pursuance of a change in Applicable Law or otherwise. The Parties by their respective Boards, shall be authorized to take all such steps as may be necessary, desirable or proper to resolve any doubts, difficulties or questions whether by reason of any directive or orders of any other authorities or otherwise howsoever arising out of or under or by virtue of the Scheme and/ or any matter concerned or connected therewith.

40.2    For the purpose of giving effect to this Scheme or to any modifications or amendments thereof or additions thereto, the delegate(s) of the Parties, acting jointly, may give and are hereby authorized to determine and give all such directions as are necessary including directions for settling or removing any question of doubt or difficulties that may arise and such determination or directions, as the case may be, shall be binding on all the Parties, in the same manner as if the same were specifically incorporated in this Scheme.

41.	VALIDITY OF EXISTING RESOLUTIONS, ETC.

41.1    Upon the coming into effect of the Scheme, the resolutions of each of the Transferor Companies and the Amalgamating Company as are considered necessary by the Board of Amalgamated Company which are validly subsisting on the Effective Date, be considered as resolutions of Amalgamated Company. If any such resolutions have any monetary limits approved under the provisions of the Companies Act or of any other applicable statutory provisions, then the said limits, as are considered necessary by the Board of Amalgamated Company, shall be added to the limits, if any, under the like resolutions passed by Amalgamated Company.

42.	CONDITIONALITY OF THE SCHEME

42.1    Unless otherwise decided (or waived) by the Parties, the effectiveness of this Scheme is and shall be conditional upon and subject to the fulfilment or waiver (to the extent permitted under the Applicable Law) of the following conditions precedent:

(a)    the requisite consent, approval or permission of relevant Governmental Authorities including but not limited to the RBI Approval, CCI Approval, the Stock Exchanges Approval, approval from the Insurance Regulatory and Development Authority and approval from the Pension Fund Regulatory and Development Authority in relation to the Scheme having been obtained by the relevant Parties;

(b)    the Amalgamating Company having received approval from NHB, if required, in relation to the Scheme pursuant to the refinancing facilities obtained from NHB;

(c)    the Scheme being approved by majority of the respective public shareholders of the Amalgamating Company and the Amalgamated Company, as required under the SEBI Schemes Circular;

(d)    this Scheme being approved by the requisite majorities of the various classes of the shareholders and creditors (where applicable) of each of the Parties, as required under the Companies Act or dispensation having been received from the Tribunal in relation to obtaining such approval from the members and/or creditors or any Applicable Law permitting the respective Parties not to convene the meetings of its members and/or creditors;

(e)    the sanctions and orders of the Tribunal for the Scheme, under Sections 230 to 232 of the Companies Act being obtained by the Parties and the Parties having received a certified true copy of order of the Tribunal approving the Scheme; and

(f)    such other conditions as may be mutually agreed between the Amalgamating Company and the Amalgamated Company.

42.2    It is hereby clarified that (i) Part C of this Scheme will take effect from the Appointed Date 1; (ii) Part D of this Scheme will take effect from the Appointed Date 2; and (iii) submission of this Scheme to the Tribunal and to the Governmental Authorities for their respective approvals is without prejudice to all rights, interests, titles or defenses that Parties may have under or pursuant to all Applicable Law.

42.3    On the approval of this Scheme by each class of shareholders of the Parties and such other classes of Persons of the Parties, if any, such classes of shareholders and classes of Persons shall also be deemed to have resolved and accorded all relevant consents under the Companies Act or under any contract, arrangement/agreement subsisting between such Persons and the Parties, for the Scheme and/or any action taken in terms of or pursuant to the Scheme.

43.	EFFECT OF NON-SATISFACTION OF THE CONDITIONS/NON-RECEIPT OF APPROVALS/ SANCTIONS

43.1    In the event of any of the said approvals referred to in Clause 42 above not being obtained and/ or complied with and/ or satisfied and/ or this Scheme not being sanctioned by the Tribunal and/ or order or orders not being passed as aforesaid before the expiry of 24 (Twenty Four) months from the last of the dates of approval of the Scheme by the respective Boards of each of the Parties, any Party may terminate this Scheme and upon such termination this Scheme shall stand revoked, cancelled and be of no effect. Provided that, in case of non-satisfaction of any other conditions precedent, the Parties shall proceed in such manner as may be mutually agreed between them.

43.2    If any provision of this Scheme hereof is invalid, ruled illegal by the Tribunal, or unenforceable under present or future Applicable Laws, then such provision (so far as it is invalid or unenforceable) shall be severable from the remainder of the Scheme. Further, if the deletion of such part of this Scheme may cause this Scheme to become materially adverse to either any of the Parties, then in such case the Parties shall attempt to bring about a modification in the Scheme, as will best preserve for the Amalgamated Company the benefits and obligations of the Scheme, including but not limited to such provision.

43.3    If any proposed modification/ amendment to this Scheme under Clause 40.1, materially adversely affects the interest of any of the Transferor Companies, Amalgamating Company or the Amalgamated Company, then such modification/ amendment shall not be binding on such affected Party, and such Party shall have the right to withdraw the Scheme.

43.4    Parties, acting jointly and not individually, shall be at liberty to withdraw the Scheme from the Tribunal, any time before the coming into effect of this Scheme.

44.	COSTS AND EXPENSES

44.1    All costs, charges, Taxes including duties, levies and all other expenses, if any (save as expressly otherwise agreed), incurred by any of Parties in carrying out and implementing this Scheme and matters incidentals thereto, shall be respectively borne by such Parties, till the Effective Date.

44.2    All costs, charges, Taxes including duties, levies and all other expenses, if any (save as expressly otherwise agreed), incurred by any of Parties in carrying out and implementing this Scheme and matters incidentals thereto, after the Effective Date, shall be borne by the Amalgamated Company.